UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

INNOVATIVE SOLUTIONS AND SUPPORT, INC.
720 Pennsylvania Drive
Exton, Pennsylvania 19341
610-646-9800
NOTICE OF ANNUAL MEETING OF
SHAREHOLDERS
Dear Shareholder:
You are invited to attend the Annual Meeting of Shareholders of Innovative Solutions and Support, Inc. (the “Company”).
Date: April 16, 2026
Time: 10:00 a.m., Eastern Daylight Time
Location: 720 Pennsylvania Drive, Exton, PA 19341-1129 USA
Purposes of the Meeting:
•
To elect seven directors to hold office until the annual meeting of shareholders in 2027, or until their respective successors have been duly elected and qualified;

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To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2026;

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To hold a non-binding advisory vote on the frequency of the say-on-pay vote with respect to compensation of the Company’s named executive officers;

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To hold a non-binding advisory vote on named executive officer compensation as disclosed in the Proxy Statement; and

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To transact any other business that may properly come before the meeting.

Record Date:
January 26, 2026, is the record date for the meeting. This means that holders of the Company’s common stock at the close of business on that date are entitled to receive notice of the meeting and vote at the meeting and any adjournment or postponement of the meeting.
In the event that the meeting is adjourned for one or more periods totaling at least 15 days due to the fact that there is not a proper quorum, the shareholders entitled to vote who attend the adjourned meeting, even if there is not a proper quorum, shall constitute a quorum for the purpose of acting upon any of the named matters above.
The Company considers your vote important and encourages you to vote as soon as possible.
/s/ SHAHRAM ASKARPOUR President and Chief Executive Officer
March 13, 2026

INNOVATIVE SOLUTIONS AND SUPPORT, INC.
720 Pennsylvania Drive
Exton, Pennsylvania 19341
610-646-9800

i

INNOVATIVE SOLUTIONS AND SUPPORT, INC.
720 Pennsylvania Drive
Exton, Pennsylvania 19341
610-646-9800
PROXY STATEMENT
for
Annual Meeting of Shareholders
April 16, 2026
The Board of Directors (the “Board”) of Innovative Solutions and Support, Inc. (the “Company”) is soliciting your proxy to vote your shares at the Company’s 2026 annual meeting of shareholders (the “Annual Meeting”). The Annual Meeting will be held on April 16, 2026, at 10:00 a.m., Eastern Daylight Time, at the Company’s corporate offices at 720 Pennsylvania Drive, Exton, Pennsylvania 19341.
On or about March 13, 2026, the Company will mail to its shareholders of record as of January 26, 2026, the record date for the Annual Meeting, a copy of this Proxy Statement (“Proxy Statement”), including the Notice of Annual Meeting of Shareholders (the “Notice”) and the Proxy Card, as well as the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025, as amended (the “Annual Report”). Please carefully review the Proxy Statement for information on the matters to be presented at the Annual Meeting and for instructions on how to vote your shares. Our Annual Report, including financial statements for such a period, does not constitute any part of the material for the solicitation of proxies, but copies are available to shareholders upon request.

ABOUT THE MEETING
Your vote is important.
You may revoke this proxy at any time before it is voted by written notice to the Company’s Chief Financial Officer, Jeffrey DiGiovanni, by submission of a proxy bearing a later date, or by casting a ballot at the Annual Meeting. Properly executed and delivered proxies that are received before the Annual Meeting’s adjournment will be voted in accordance with the directions provided or, if no directions are provided, will be voted by one of the individuals named on your proxy card, as recommended by the Board. If you wish to give a proxy to someone other than those named on the proxy card, you should cross out those names and insert the name(s) of the person(s) to whom you wish to give your proxy.
Proxy Materials are Available on the Internet.
Pursuant to the rules and regulations promulgated by the Securities and Exchange Commission, we are providing access to our proxy materials over the Internet. On or about March 13, 2026, we will commence mailing a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to shareholders of record as of January 26, 2026, with instructions on how to access the proxy materials online at proxyvote.com and how to vote. Other shareholders, in accordance with their prior requests, will receive an email with instructions on how to access our proxy materials and vote, or will be mailed paper copies of our proxy materials and a proxy card or voting form. Shareholders may follow the instructions in the Notice of Internet Availability to elect to receive future proxy materials in print by mail or electronically by email. Our proxy materials are also available at https://iascorp.com/investor-relations/investor-information.
Who can vote?
Shareholders of record at the close of business on January 26, 2026, the record date for the Annual Meeting, are entitled to notice and to vote at the Annual Meeting. On January 26, 2026, 17,778,343 shares of Company common stock were outstanding and entitled to vote. The Company does not have any other classes of voting stock outstanding other than Company common stock. Each share of common stock is entitled to one vote, and there are no cumulative voting rights when voting for directors. A list of shareholders eligible to vote will be available at the offices of Innovative Solutions and Support, Inc., 720 Pennsylvania Drive, Exton, Pennsylvania 19341 on the date of the Annual Meeting. Shareholders may examine this list during normal business hours for any purpose relating to the Annual Meeting.
What is “House-holding”?
If you and other residents at your mailing address own shares of common stock in “street name,” your broker or bank may have notified you that your household will receive only one Annual Report and Proxy Statement or Notice of Internet Availability for each company in which you hold stock through that broker or bank. This practice is known as “house-holding.” Unless you responded that you did not want to participate in “house-holding,” you were deemed to have consented to the process. Each shareholder will continue to receive a separate proxy card or voting instruction card. If you wish to revoke your consent to house-holding, you must contact your broker, bank or other nominee.
If you did not receive an individual copy of this year’s Proxy Statement and Annual Report or Notice of Internet Availability, the Company will promptly send a copy to you upon written or oral request to the Company’s Chief Financial Officer, Jeffrey DiGiovanni, 720 Pennsylvania Drive, Exton, Pennsylvania 19341, telephone (610) 646-9800.
If you would like to receive your own set of the Company’s future annual reports, proxy statements and other annual disclosure documents, or if you share an address with another Company shareholder and, together, both of you would like to receive only a single set of such documents, you should contact your broker or bank, or you may contact the Company at the above address and phone number.
What constitutes a quorum?
The presence at the Annual Meeting, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purpose of consideration and action on the matter. Abstentions from voting and broker “non-votes” (described below) will be counted toward a quorum. A broker “non-vote” occurs when the nominee holding a shareholder’s shares does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the shareholder.
What vote is required and what is the method of calculation?
In accordance with the Company’s Amended and Restated Bylaws, as amended (the “Amended and Restated Bylaws”) an affirmative vote of a majority of the votes properly cast at the Annual Meeting is required for approval of all proposals. Abstentions or broker “non-votes” will not be counted for or against any of the other proposals to be voted upon at the Annual Meeting.
What is the difference between a routine and a non-routine matter?
Matters to be voted upon at the Annual Meeting are either routine or non-routine matters. The following proposal is considered a routine matter:
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Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2026 (Proposal No. 2).

A broker or other nominee may generally vote in their discretion on routine matters, and therefore no broker “non-votes” are expected in connection with Proposal No. 2.
The following proposal is considered a “non-routine” matter:
•
Election of seven directors to hold office until the annual meeting of shareholders in 2027, or until their respective successors have been duly elected and qualified (Proposal No. 1).

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Non-binding advisory vote on the frequency of the say-on-pay vote with respect to compensation of the Company’s named executive officers (Proposal No. 3); and

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Non-binding advisory vote on named executive officer compensation as disclosed in the Proxy Statement (Proposal No. 4).

If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares. This is generally referred to as a “broker non-vote.” Therefore, broker “non-votes” may exist in connection with Proposal No. 1, Proposal No. 3, and Proposal No. 4.
What matters will be voted on?
The Board does not intend to bring any other matters before the Annual Meeting except the matters listed in the Notice, and the Board is not aware of anyone else who will submit any other matters to be voted on. However, if any other matters are properly submitted before the Annual Meeting to be voted on, the people named on the proxy card, or their substitutes, will be authorized to vote on those matters in their own judgment.
How do I vote by proxy?
Most shareholders have three ways to vote by proxy: by telephone, by the Internet, or by return of the proxy card. To vote by telephone or by the Internet, you must follow the instructions set forth on the Notice that you receive. To vote by mail, you must sign and date each proxy card you receive, mark the boxes indicating how you wish to vote, and return the proxy card. Do not return the proxy card if you vote by telephone or by the Internet.
Can I change my vote after I return my proxy card?
Yes. You can change or revoke your proxy at any time before the Annual Meeting by notifying the Company’s Chief Financial Officer, Jeffrey DiGiovanni, by sending another executed proxy card dated later than the first proxy card. Your attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares of common stock that you hold beneficially, you may change or revoke your proxy by submitting new voting instructions to your broker or nominee.
Can I vote at the Annual Meeting instead of voting by proxy?
Yes. However, the Company encourages you to vote by proxy to ensure that your shares of common stock are represented and voted. If you attend the Annual Meeting in person, you may then change your vote at the Annual Meeting even though you returned your proxy card.
Who pays for this proxy solicitation?
The Company will pay all costs in connection with the Annual Meeting, including the cost of preparing, assembling, and mailing the Notice, Proxy Statement, and proxy card, as well as handling and tabulating the proxies returned. In addition to the use of mail, proxies may be solicited by directors, officers, and employees of the Company, without additional compensation, in person or by telephone or other electronic means. The Company will reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company’s common stock.
Who can help answer your questions?
If you have questions about the Annual Meeting or would like additional copies of this Proxy Statement, you should contact the Company’s Chief Financial Officer, Jeffrey DiGiovanni, 720 Pennsylvania Drive, Exton, Pennsylvania 19341, telephone (610) 646-9800.
Annual Report
On written request, the Company will provide, without charge, a copy of its Annual Report, as amended (including a list briefly describing the exhibits thereto), filed with the SEC, to any record holder or beneficial owner of its common stock on January 26, 2026, the record date, or to any person who subsequently becomes such a record holder or beneficial owner. Requests should be directed to the attention of the Company’s Chief Financial Officer, Jeffrey DiGiovanni, at the address set forth above.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS
The following table sets forth certain information with respect to the beneficial ownership, as of March 13, 2026, (i) each director, (ii) the chief executive officer, the chief financial officer and the Company’s other named executive officers during the fiscal year ended September 30, 2025, (iii) each person whom the Company knew to be the beneficial owner of more than 5% of its common stock and (iv) all the current directors and executive officers as a group. Unless otherwise indicated, each of the shareholders named below has sole voting and investment power with respect to such shares, and the address of each of the shareholders named below is c/o Innovative Solutions and Support, Inc., 720 Pennsylvania Drive, Exton, Pennsylvania 19341. The information provided in the table is based on the Company’s records, information filed with the SEC, and information provided to the Company.
	Common Stock
Name of Beneficial Owner	Number of Shares	Percent of Class(1)
Shahram Askarpour(2)	708,401	4.0%
Jeffrey DiGiovanni(3)	43,537	*
Glen R. Bressner(4)	141,737	*
Roger A. Carolin(5)	77,570	*
Stephen L. Belland(6)	36,941	*
Garry Dean(7)	23,790	*
Denise L. Devine(8)	20,407	*
Richard A. Silfen	—	*
All directors and executive officers as a group (8 persons)	1,052,383	5.9%

*
Less than 1%.

(1)
As used in this table, beneficial ownership means the sole or shared power to vote or direct the voting of a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose, or direct the disposition, of a security). A person is deemed as of any date to have beneficial ownership of any security that such person has the right to acquire within 60 days after such date. Percentage ownership is based upon 17,778,343 shares of common stock outstanding and 316,279 shares of Common Stock issuable upon exercise or vesting of derivative securities within 60 days of March 13, 2026.

(2)
Includes (1) 447,394 shares of Common Stock, (2) 243,003 shares of Common Stock issuable upon exercise of non-qualified stock options vested as of March 13, 2026, and 18,004 shares of Common Stock issuable upon exercise of non-qualified stock options that vest within 60 days of March 13, 2026.

(3)
Includes 33,904 shares of Common Stock, 5,596 shares of Common Stock issuable upon the vesting of RSUs within 60 days of March 13, 2026 and 4,037 shares of Common Stock issuable upon exercise of options vesting within 60 days of March 13, 2026.

(4)
Includes 128,201 shares of Common Stock and 13,536 shares of Common Stock issuable upon the vesting of RSUs within 60 days of March 13, 2026.

(5)
Includes 64,034 shares of Common Stock and 13,536 shares of Common Stock issuable upon the vesting of RSUs within 60 days of March 13, 2026.

(6)
Includes 23,405 shares of Common Stock and 13,536 shares of Common Stock issuable upon the vesting of RSUs within 60 days of March 13, 2026.

(7)
Includes 10,254 shares of Common Stock and 13,536 shares of Common Stock issuable upon the vesting of RSUs within 60 days of March 13, 2026.

(8)
Includes 6,871 shares of Common Stock and 13,536 shares of Common Stock issuable upon the vesting of RSUs within 60 days of March 13, 2026.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
(Item 1 on Proxy Card)
At the Annual Meeting, the shareholders will elect seven directors to hold office until the annual meeting of shareholders in 2027, or until their respective successors have been duly elected and qualified. Upon the recommendation of the Nominating & Corporate Governance Committee of the Board (the “Nominating & Corporate Governance Committee”), the Board has nominated Dr. Shahram Askarpour, Messrs. Roger A. Carolin, Glen R. Bressner, Garry Dean, Richard A. Silfen and Stephen L. Belland, and Ms. Denise L. Devine to serve as directors. Each of the foregoing persons currently serves as a director, and each has indicated a willingness to continue to serve as a director.
Unless contrary instructions are given, the shares represented by a properly executed proxy will be voted “FOR” the elections of each of the nominees. Shareholders must cast a separate vote “FOR” the candidacy of each nominee or to “WITHHOLD AUTHORITY” with respect thereto. Each nominee must receive a majority of the votes cast to be elected. Should any nominee become unavailable to accept election as a director, the persons named in the enclosed proxy will vote the shares that they represent for the election of such other person as the Board may recommend. The Board of Directors recommends voting “FOR” the nominees for directors.

DIRECTOR NOMINEES
The director nominees standing for election at this meeting, together with certain information about them, are set forth below.
Name	Age	Director Since	Current Term Expires	Positions with the Company
Shahram Askarpour	68	2022	2026	Director, President & Chief Executive Officer
Glen R. Bressner	65	1999	2026	Director, Chairman of the Board
Roger A. Carolin	70	2016	2026	Director
Stephen L. Belland	68	2022	2026	Director
Garry Dean	69	2024	2026	Director
Denise L. Devine	70	2025	2026	Director
Richard A. Silfen	62	2025	2026	Director
Director Nominees
Shahram Askarpour.   Dr. Askarpour joined the Company as Vice President of Engineering in 2003, was promoted to President in March 2012, and was appointed as the Company’s Chief Executive Officer and joined the Company’s Board in January 2022. Dr. Askarpour has more than 40 years of aerospace industry experience in managerial and technical positions. Prior to joining the Company, he was employed by Smiths Aerospace (a division of Smiths Group plc), Instrumentation Technology, and Marconi Avionics. He holds a number of key patents in the aviation field. Dr. Askarpour received his engineering education in the United Kingdom and received an undergraduate degree in Electrical Engineering from Middlesex University, a post graduate Certificate of Advanced Study in Systems Engineering, and a PhD in Automatic Control from Brunel University London. He was awarded the title of Associate Research Fellow for three consecutive years by Brunel University and has published numerous papers in leading international, peer reviewed journals. In addition, he has completed management courses at Carnegie Mellon University and finance courses at the Wharton School of the University of Pennsylvania.
Glen R. Bressner.   Mr. Bressner is the co-founder and Managing Partner of Activate Venture Partners, an early-stage focused venture capital firm that has evolved from a series of affiliated venture funds that he is a co-founder of, beginning in 1985. Mr. Bressner has been a board director of numerous companies, including IQE plc (LSE: IQEP), where he was a member of its Audit Committee, and Tabula Rasa Healthcare (NASDAQ: TRHC), where he chaired its Nomination Committee. He was also a shareholder and a director on the board of Alum-a-Lift, Inc., a family-owned manufacturer of precision material handling solutions, which was acquired in 2024 by an affiliate of Sweden-based Investor AB. From 1996 to 1997, Mr. Bressner served as the chairman of the Board of the Greater Philadelphia Venture Group. Mr. Bressner holds a Bachelor of Science, cum laude, in Business Administration from Boston University and a Master of Business Administration degree from Babson College. Mr. Bressner’s background and expertise satisfy Nasdaq’s definition of financial sophistication, and he is deemed qualified as an “audit committee financial expert,” as defined under rules and regulations of the SEC.
Roger A. Carolin.   Mr. Carolin is currently an independent business consultant and an active corporate board member. From 2004 to 2025, he served as a Venture Partner at SCP Partners where he worked to identify attractive investment opportunities and assist portfolio companies in the areas of strategy development, operating management, and intellectual property. Mr. Carolin co-founded CFM Technologies, Inc., a global manufacturer of semiconductor process equipment, and served as its Chief Executive Officer for 10 years, until the company was acquired. Mr. Carolin formerly worked for Honeywell, Inc. and General Electric Co., where he developed test equipment and advanced computer systems for on-board missile applications. Mr. Carolin is also a director of Amkor Technology, Inc. (NASDAQ: AMKR), a supplier of outsourced semiconductor assembly and test services, where he chaired the audit committee for several years and has also served on the compensation and nominating and governance committees. Mr. Carolin holds a B.S. in Electrical Engineering from Duke University and an M.B.A. from the Harvard Business School. Mr. Carolin’s background and expertise satisfy Nasdaq’s definition of financial sophistication, and he is deemed qualified as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Stephen L. Belland.   Mr. Belland is the Co-Founder and Chief Executive Officer at Integrated Connection, LLC and a Principal at Clear Rock Advisors. Prior to Clear Rock Advisors, he held various executive positions at Rockwell Collins including Technical Director, Vice President of Program and Product Management, Vice President of Strategy and Marketing and Vice President of Corporate Development. Mr. Belland received his B.S. in Electrical Engineering from Michigan Technological University and has attended executive programs at the Kellogg School of Management, the Wharton School of the University of Pennsylvania, and INSEAD.
Garry Dean.   Major General Dean has served as the President of Peduzzi Associates, Ltd., a consulting firm, since 2020. From 2015 to 2020, Maj. General Dean served Delta Airlines as international captain piloting Boeing 757/767 aircraft. Prior to 2015, General Dean served in the United States Air Force and the Oregon Air National Guard, where he served in command positions of increasing responsibility. From 2021 to 2024, he served Arlington County Virginia in the role of a Commissioner and Vice-Chair of the Community Oversight Board of the Police. In 2023, General Dean was appointed by Governor Glenn Youngkin to serve on the Virginia Joint Leadership Council of Veteran’s Service Organizations to work close with the Virginia legislature to propose legislation to assist military veterans and their families who reside in Virginia. Since 2016, Maj. General Dean also served as a mentor and advisor to the Chief National Guard Bureau and the Director of the Air National Guard on critical issues they face. Maj. General Dean is a graduate of the United States Air Force Academy.
Denise L. Devine.   Ms. Devine is the Founder and Chief Executive Officer of FNB Holdings, LLC and Co-founder and Chief Financial Officer of RTM Vital Signs, LLC, a medical device and digital health company. Previously she was founder and served for more than ten years as Chief Executive Officer of Nutripharm, Inc., served as Chief Financial Officer of Energy Solutions International and in financial management positions for Campbell Soup Company. Ms. Devine is also a named inventor on more than 30 patents. Ms. Devine currently serves on the Board of Fulton Financial Corporation (NASDAQ:FULT), SelectQuote (NYSE:SLQT) and AUS, Inc. Ms. Devine, a certified public accountant, served as Chair of the Pennsylvania State Board of Accountancy and on the Board of the American Institute of CPAs and as Co-Chair of the Board of Ben Franklin Technology Partners. Ms. Devine has received numerous honors and awards, including the “Best 50 Business Women in Pennsylvania” Governor’s Award, and The Gold Medal Alumnae Award from Villanova University. She received an MBA from the Wharton School of the University of Pennsylvania where she served as an Entrepreneur in Residence, an M.S. in Taxation from Villanova Law School and a B.S. in Accounting from Villanova University.
Richard A. Silfen.   Mr. Silfen has served as general counsel of Hildred Capital Management LLC, a New York City-based, healthcare-focused private equity firm that specializes in operationally intensive, control-oriented transactions in lower middle-market companies since June 2025. Before joining Hildred, Mr. Silfen was a partner and Co-Chair of Mergers & Acquisitions of Duane Morris LLP, a multinational law firm with more than 900 lawyers based in Philadelphia, from June 2015 to June 2025. In that role, Mr. Silfen led numerous acquisitions, divestitures, business combinations and control transactions, as well as capital formation transactions, principally for private equity-backed and publicly traded companies. Mr. Silfen is a graduate of the University of Alabama School of Law and a graduate of Baylor University with a B.A. in Physics.
Director Qualifications
The Board believes that each of the directors listed above have the sound character, integrity, judgment, and record of achievement necessary to be a member of the Board. In addition, each of the directors have exhibited, during their prior service as directors, the ability to operate cohesively with the other members of the Board, and to challenge and question management in a constructive way. Moreover, the Board believes that each director brings a strong and unique background and skillset to the Board, giving the Board, as a whole, competence and experience in diverse areas, including corporate governance and board service, finance, management, and aviation. Set forth below are certain specific experiences, qualifications, and skills that led to the Board’s conclusion that each of the directors listed above are qualified to serve as directors.
Dr. Askarpour, as Chief Executive Officer of the Company and a longstanding member of the Company’s management team, provides the Board with a comprehensive knowledge of the Company, its history, and its businesses. In addition, Dr. Askarpour brings the Board his insight into the aerospace industry from over 40 years of experience in managerial and technical positions at aviation companies, including Smiths Aerospace (a division of Smiths Group plc), Instrumentation Technology, and Marconi Avionics.
Mr. Bressner brings the Board a wealth of experience managing financial investments from his service at venture capital firms. Mr. Bressner provides the Board with a thorough understanding of capital markets and other financial issues. Mr. Bressner’s experience in managing investments also provides him with extensive finance and accounting knowledge, and he applies this expertise in his service on the Nominating & Corporate Governance Committee of the Board (the “Nominating and Governance Committee”) (as Chairman) and the Audit Committee. Mr. Bressner is also an audit committee financial expert, as defined by SEC rules and regulations. His service as a member of the board of directors of numerous other entities, including public entities, provides him with valuable experience in corporate governance matters.
Mr. Carolin has over a decade of experience in private equity investing, previously worked in advanced computer systems and on-board missile applications, and has a significant understanding of the Company’s industry and its business. He possesses specific knowledge and experience in technology, new business opportunities, operations, management, and finance, all of which are relevant and important to the Company’s business, and he capitalizes on these strengths in his service on the Audit Committee of the Board (the “Audit Committee”) (as Chairman), the Investment Committee of the Board (the “Investment Committee”) (as Chairman), and the Compensation Committee of the Board (the “Compensation Committee”). His prior and current service as a member of the board of directors of numerous other entities, including public entities, provides him with valuable experience in corporate governance matters.
Mr. Belland has over 37 years of experience in the Aerospace and Defense Industry. Mr. Belland provides the board with familiarity with IA product lines and operations. He has also developed numerous successful plans for market strategy, product development, brand management, business optimization, acquisition strategy, as well as team building strategy. Some key successes included developing and capturing over 15 new aircraft cockpit positions, as well as positioning his corporation for becoming a leader in business jet cabin electronics. In addition, Mr. Belland has advised on over 500 M&A transactions and joint ventures, including being published in Corporate Executive Board materials. Mr. Belland applies his experience and expertise to the Company in his service on the Compensation Committee (as Chairman) and the Investment Committee. Mr. Belland is also a private pilot and a member of various industry organizations, such as the National Business Aviation Association.
Maj. General Dean has experience in business development and with respect to governmental relations for companies that provided defense services or products that contract with the U.S. government. His extensive background and expertise in military aviation aids the Company’s presence in the retrofit market. He applies his expertise to the Company in his service on the Nominating and Governance Committee.
Ms. Devine has extensive governance experience, including activist investor situations, private equity investors and initial public offerings. She currently serves as an independent Board Director and Chair — Audit Committee, member of the Risk Committee and former Chair — HR and Compensation Committee of Fulton Financial Corporation, (Nasdaq-FULT), Board Director and Chair — Compensation Committee, and member of the Audit and Nominating and Governance Committees at SelectQuote, Inc. (NYSE-SLQT). Additionally, she is Co-Chair of the Board of Ben Franklin Technology Partners and serves on the Pennsylvania Ben Franklin Development Authority Board and is a member of the Investment Committee. Previously, Ms. Devine was an independent director of AgroFresh Solutions, Inc. (NASDAQ-AGFS; Company sold in March, 2023) where she served as Chair — Compensation Committee and Audit Committee Member and of Cubic Corporation (NYSE-CUB; Company sold in May 2021), where she served on the Technology Strategy and Audit Committees and also formerly served on the Villanova University Board of Trustees and on the Board of Directors of Lourdes Health System (now Virtua Health).
Mr. Silfen is an accomplished board member and legal advisor with a long track record of advising companies and their boards, as well as fund sponsors and their portfolio companies, in capital markets and other capital-raising transactions, mergers and acquisitions and control transactions. In addition to serving as an advisor to public company boards, Mr. Silfen has experience as a director of a NYSE-listed company where he chaired the nominating and governance committee, served on the audit committee, and chaired a transaction committee established in connection with the sale of the company. Mr. Silfen also has considerable experience assisting emerging and private equity-backed companies to develop plans for the growth and development of their businesses and technologies, including collaborative and strategic partnerships and joint venture arrangements.
Relationships And Arrangements
There is no family relationship between any of the Company’s directors or executive officers. There are no arrangements between any director or executive officer of the Company and any other person pursuant to which he/she was, or will be, selected as a director or executive officer, respectively.
Legal Proceedings
To the knowledge of the Company, there was no material proceeding to which any director, executive officer, beneficial owner or any associate thereof is a party adverse to the Company or has a material interest adverse to the Company during the last ten years.

CORPORATE GOVERNANCE
Independence
The Board has affirmatively determined, in its business judgment, that the following directors are independent directors within the meaning of the applicable Nasdaq listing standards: Glen R. Bressner, Roger A. Carolin, Stephen L. Belland, Garry Dean, Denise L. Devine and Richard A. Silfen. All members of our Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee are currently independent (as currently set forth in Rule 5605 of the Nasdaq listing rules).
Board Leadership
The Board does not have a formal policy on whether the roles of Chief Executive Officer and Chairman of the Board should be separate. Currently, Dr. Shahram Askarpour serves as the Company’s Chief Executive Officer and Mr. Glen R. Bressner serves as the Chairman of the Company’s Board. The Board believes that this leadership structure is in the best interests of the Company’s shareholders as it promotes information flow between management and the Board, effective decision making and an alignment of corporate strategy.
The Board also believes that its structural features, including that all of its members other than Dr. Askarpour, and all members of its key committees are independent directors, provide for substantial independent oversight of the Company’s management. However, the Board recognizes that other leadership models may become more appropriate as circumstances change.
Risk Oversight
The Company faces a number of risks, including technological and intellectual property risk, regulatory risk, credit risk, liquidity risk, reputational risk and risk from adverse fluctuations in interest rates.
Management is responsible for the day-to-day management of risks faced by the Company, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board seeks to ensure that the risk management processes designed and implemented by management are adequate. The Board consults periodically with management regarding the Company’s risks.
While the Board is ultimately responsible for risk oversight, the Company’s board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists the Board in its oversight of risk management in the areas of financial reporting and internal controls, as well as cybersecurity risk management. The Compensation Committee assists the Board in oversight of risks related to the Company’s compensation policies and programs. The Investment Committee assists the Board in oversight of the risks related to the Company’s cash investments and utilization of capital. The Nominating & Corporate Governance Committee assists the Board in oversight of risk associated with board organization, membership and structure, succession planning for directors and executive officers and corporate governance.
Committees of the Board of Directors
The Board maintains four standing committees: Audit, Compensation, Investment and Nominating & Corporate Governance.
Audit Committee.   The Audit Committee makes recommendations to the Board with respect to various auditing and accounting matters. The Audit Committee is responsible for the selection and compensation of the Company’s independent registered public accounting firm, the scope of the Company’s annual audits, fees to be paid to the independent registered public accounting firm, the performance and independence of the Company’s independent registered public accounting firm and the Company’s accounting practices. In addition, in line with the Audit Committee’s oversight role with respect to risks faced by the Company, the Audit Committee reviews and discusses with management the policies, guidelines and processes with respect to cybersecurity risks facing the Company.

The Audit Committee preapproves all services provided to the Company by the independent registered public accounting firm. The Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. In addition, the Audit Committee has responsibility for the planning and review of the Company’s annual and quarterly reports and accounts, and the involvement of the Company’s independent registered public accounting firm in that process. The members of the Audit Committee are currently Messrs. Carolin (Chairman) and Bressner, and Ms. Devine. The Audit Committee is comprised solely of independent members, as independence for audit committee members is defined by the applicable Nasdaq listing standards. In addition, the Board has determined, in its business judgment, that each member of the Audit Committee is financially literate, and that each of Messrs. Bressner and Carolin and Ms. Devine satisfy Nasdaq’s definition of financial sophistication and each also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC. The Audit Committee has adopted a formal written charter that has been approved by the Board. The charter specifies the scope of the Audit Committee’s responsibilities and procedures for carrying out such responsibilities. A copy of the charter is available on the Company’s website, www.iascorp.com, under the heading “Investor Relations.”
Compensation Committee.   The Compensation Committee is responsible for setting and administering the policies that govern all executive compensation decisions, including annual base salaries, bonuses and equity-based compensation programs. The Compensation Committee evaluates annually the performance of the Company’s executive officers and determines or recommends to the full Board the annual base salary, bonus and equity-based compensation for executive officers. The Compensation Committee may rely on the recommendations of the compensation consultants, outside legal counsel or other advisors in setting compensation for executive officers.
The Compensation Committee is also responsible for reviewing and overseeing the Company’s benefit plans, equity incentive plans and other compensation plans and policies for employees, consultants, directors and other compensated individuals, including the Chief Executive Officer. The members of the Compensation Committee are currently Messrs. Belland (Chairman) and Carolin and Ms. Devine, each of whom, in the judgment of the Board, was found to be “independent” as defined by the applicable Nasdaq listing standards. The Compensation Committee has adopted a formal written charter that has been approved by the Board. The charter specifies the scope of the Compensation Committee’s responsibilities and procedures for carrying out such responsibilities. A copy of the charter is available on the Company’s website, www.innovative-ss.com, under the heading “Investor Relations.”
The Compensation Committee has the authority under its charter to engage the services of outside consultants, advisors and others to assist the Compensation Committee, and in 2024 and 2025, engaged Frederic W. Cook & Co., Inc. (“FW Cook”) for this purpose, as further described in the “Process for Setting Total Compensation” section. The Compensation Committee determines the appropriate levels of compensation for executive officers taking into account, among other factors, the market comparison and other data and analyses provided by FW Cook, the performance of the executive officers in question (as determined in annual reviews conducted by the Compensation Committee for the Chief Executive Officer or by the Chief Executive Officer for the other executive officers), the Company’s financial performance, cost of living, prior compensation practices and recruitment and retention needs. The Compensation Committee relies on the recommendations of the Company’s Chief Executive Officer in determining whether and how much of a discretionary bonus may be paid to the Company’s employees (including executive officers other than the Chief Executive Officer) based on the Company’s financial performance compared to the Board’s expectations.
Compensation Committee Interlocks and Insider Participation.   The members who have served as members of the Compensation Committee during the last completed fiscal year are Messrs. Belland (Chairman) and Carolin and Ms. Devine. No member of the Compensation Committee is a former or current executive officer or employee of the Company. There are no compensation committee interlocks between the Company and any other entity involving the Company or such entity’s executive officers or board members.

Investment Committee.   The Investment Committee assists the Board in fulfilling its oversight responsibilities with respect to recommendations pertaining to the utilization of excess capital, including with respect to the implementation of the Company’s stock repurchase program. Messrs. Carolin (Chairman), and Belland are currently the members of the Investment Committee.
Nominating & Corporate Governance Committee.   The Nominating & Corporate Governance Committee’s functions include establishing the criteria for selecting candidates for nomination to the Board, seeking candidates who meet those criteria, making recommendations to the Board of nominees to fill vacancies on or as additions to the Board and monitoring the Company’s corporate governance structure. The Nominating & Corporate Governance Committee members are currently Mr. Dean (Chairman) and Mr. Bressner, each of whom, in the judgment of the Board, was found to be “independent” as defined by the applicable Nasdaq listing standards. The Nominating & Corporate Governance Committee has adopted a formal written charter that has been approved by the Board. The charter specifies the scope of the Nominating & Corporate Governance Committee’s responsibilities and procedures for carrying out such responsibilities. A copy of the charter is available on the Company’s website, www.innovative-ss.com under the heading “Investor Relations.”
The Nominating & Corporate Governance Committee seeks director candidates based upon a number of qualifications and criteria, including independence, knowledge, judgment, character, leadership skills, education, experience, financial literacy, standing in the community and the ability to complement the Board’s existing strengths relative to the Company’s business. In the case of potential independent director candidates, such eligibility criteria must be in accordance with SEC and Nasdaq rules and any other rules and laws that are applicable to the Company. The Nominating & Corporate Governance Committee and the Board believe that it is essential that the Board be able to draw on a wide variety of education, skills, backgrounds and professional experience among its members. The Nominating & Corporate Governance Committee will identify qualified nominees for the Board, regardless of a nominee’s self-identified age, race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.
The Nominating & Corporate Governance Committee will consider nominees for election to the Board who are timely recommended by shareholders, provided that a complete description of the nominees’ qualifications, experience and background, together with a statement signed by each nominee in which he or she consents to act as such, accompany the recommendations. Such recommendations should be submitted in writing to the attention of Chairman, Nominating & Corporate Governance Committee, at the Company’s address at 720 Pennsylvania Drive, Exton, PA, 19341, and should not include self-nominations. Section 3.10 of the Company’s Amended and Restated Bylaws contains provisions setting forth the requirements applicable to a shareholder nomination for director. These requirements are summarized in this Proxy Statement under the caption “Shareholder Proposals for 2026 Annual Meeting and other Matters.”
Each of the current nominees for director listed under the caption “ELECTION OF DIRECTORS” is an existing director standing for re-election. In connection with the Annual Meeting, the Nominating & Corporate Governance Committee did not receive any recommendation for a candidate from any shareholder or group of shareholders owning more than 5% of the Company’s common stock.
The Annual Meeting provides an opportunity each year for shareholders to ask questions of or otherwise communicate directly with members of the Company’s Board on matters relevant to the Company. Per Company policy, each director is requested to attend the Annual Meeting in person. All of the Company’s then-serving directors attended the Company’s 2024 Annual Meeting of Shareholders.
In addition, shareholders may communicate with the Board or, if applicable, to a specific individual director, by sending a written communication to the attention of the Board or such individual director at the following address: 720 Pennsylvania Drive, Exton, PA, 19341, or by facsimile to (610) 646-0150.
Copies of each written communication received at such address or facsimile number will be provided to the Board or to the specific individual director, unless such communication is considered, in the reasonable judgment of the Corporate Secretary or other appropriate company officer, to be improper for submission to the intended recipient. Examples of shareholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company or the Company’s business or communications that relate to improper or irrelevant topics.

The Nominating & Corporate Governance Committee oversees an annual assessment of the Board and its committees and reviews with the Board the appropriate skills and characteristics required of Board members. The Nominating & Corporate Governance Committee has not relied upon third-party search firms to identify board candidates but reserves the right to do so as required. To date, the Nominating & Corporate Governance Committee has relied upon recommendations from a wide variety of its business contacts, including current executive officers, directors, community leaders and shareholders as a source for potential board candidates.
Neither the Nominating & Corporate Governance Committee nor the Company has engaged or paid any fees to a search firm in connection with the nomination of the directors for election at the Annual Meeting covered by this Proxy Statement.
Meetings And Attendance
During the fiscal year ended September 30, 2025, the full Board held four meetings. From time to time during fiscal year 2025 the Board met in an executive session without members of management present. The Audit Committee met four times, the Compensation Committee met two times, and the Investment Committee and the Nominating & Corporate Governance Committee met once each. All of our directors attended, and are expected to attend, at least 75% of the meetings of the full Board and the meetings of the committees on which they served.
Related Party Transactions
According to the Company’s Code of Business Conduct, the Board must review and approve in advance any “related party” transaction, as defined in Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended. The written charter of the Audit Committee also provides that it is the responsibility of the Audit Committee to review and approve any transaction between the Company and its officers, directors and 5% shareholders.
During the fiscal years ended September 30, 2025 and September 30, 2024, there was not, nor is there any currently proposed transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeded or exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which any executive officer, director, director nominee or holder of more than 5% of any class of voting securities of the Company and members of that person’s immediate family had, has or will have a direct or indirect material interest, other than as set forth in “Executive Compensation” and “Director Compensation Table” sections below, and as set forth below.
On October 18, 2024, the Company entered into a consulting agreement with Peduzzi Associated, Ltd. (“PAL”), an entity in which Mr. Dean serves as President. PAL provides consulting and business development services in support of growth of the Company’s business with the Department of Defense. The term of the agreement is for one year, and in consideration for services, the Company will pay PAL a retainer of $9,500 per month. In October 2025, the Company and PAL entered into an amendment which increased the monthly retainer to $10,000 and extended the agreement for an additional year.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our ordinary shares and other equity securities. Specific due dates for these reports have been established, and the Company is required to report any failure to comply therewith during the fiscal year ended September 30, 2025. To our knowledge, based solely on a review of the reports filed electronically with the SEC during the Company’s most recent fiscal year and, where applicable, written representations that no other reports were required, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with in a timely manner during fiscal year ended September 30, 2025, except that each of Jeff DiGiovanni and Shahram Askarpour filed one late Form 4 and one greater than 10% beneficial owner filed a single late Form 4.

Code of Ethics
The Company maintains a Code of Business Conduct and Ethics (the “Code of Ethics”) applicable to its directors, its principal executive officer and principal financial and accounting officer and persons performing similar functions. In addition, the Code of Ethics applies to all of the Company’s employees, officers, agents and representatives. The Code of Ethics is posted on the Company’s website, www.innovative-ss.com, under the heading “Investor Relations.” If the Company amends or grants a waiver of one or more of the provisions of our Code of Ethics, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer (or persons performing similar functions) by posting the required information on the Company’s website at www.iascorp.com. The information found on the website is not part of this Proxy Statement.
Non-Employee Director Stock Ownership Policy
The Company has adopted a Stock Ownership and Retention Policy that applies to its non-employee directors. Each non-employee director is required to own shares of common stock with an aggregate value equal to three times such director’s annual cash base retainer (exclusive of retainers for committee service or leadership roles). Compliance with the minimum share ownership requirement is determined annually as of December 31 each year and commenced December 31, 2023. Individuals who have not yet attained the minimum share ownership requirement must retain 50% of his or her shares acquired upon the (i) vesting of restricted stock or restricted stock units, (ii) if applicable, the exercise of options, reduced by shares retained or tendered to cover taxes or the exercise price of options.
Insider Trading Policy
The Company maintains an Insider Trading Policy which governs the purchase, sale and other dispositions of its securities by Directors, officers, employees and contractors. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with federal securities laws and the applicable exchange listing requirements. The Company believes these policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable listing standards.
Anti-Hedging and Anti-Pledging Policies
The Insider Trading Policy prohibits Company employees, directors and related parties from engaging in hedging transactions absent prior approval from the Company’s Compliance Officer. The Insider Trading Policy also prohibits Company employees, directors and related parties from purchasing Company securities on margin, holding Company securities in a margin account or pledging Company securities.

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(Item 2 on Proxy Card)
The Company has retained Grant Thornton LLP (“Grant Thornton”) as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending September 30, 2026. Although action by the shareholders on these matters are not required, the Audit Committee and the Board believe it is appropriate to seek shareholder ratification of this selection in light of the role played by the independent registered public accounting firm in reporting on the Company’s consolidated financial statements. Ratification requires the affirmative vote of a majority of eligible shares present at the Annual Meeting, in person or by proxy, and voting thereon. If this appointment is not ratified by the shareholders, the Audit Committee may reconsider its selection.
One or more representatives of Grant Thornton are expected to attend the Annual Meeting.
Representatives of Grant Thornton will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Principal Accountant Fees and Services
Services provided by Grant Thornton for the fiscal years ended September 30, 2024, and 2023 have included audits of the annual consolidated financial statements of the Company and other services related to filings made with the SEC. The aggregate fees billed by Grant Thornton in connection with services rendered during the fiscal years ended September 30, 2024, and 2023, respectively, were:
	Grant Thornton FY 2025	Grant Thornton FY 2024
Audit Fees	$661,575	$577,430
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$661,575	$577,430
Audit Fees
Audit fees for fiscal years 2025 and 2024 were for professional services rendered for the audit of the Company’s annual consolidated financial statements, review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Grant Thornton in connection with statutory and regulatory filings or engagements.
Audit Related Fees
No Audit-related fees were paid to Grant Thornton during fiscal years 2025 and 2024. Audit-related fees were paid to Grant Thornton during fiscal 2023 for services related to the audit of the required historical financial statements of certain assets acquired from Honeywell International, Inc. during fiscal 2023.
Tax-Related Fees
No tax-related fees were paid to Grant Thornton during fiscal years 2025 or 2024.
All Other Fees
No other fees were incurred in connection with services provided by Grant Thornton during fiscal years 2025 or 2024.
Pre-Approved Policies and Procedures
The Audit Committee’s policy is to pre-approve the engagement of accountants to render all audit and tax-related services for the Company and any changes to the terms of the engagement. The Audit Committee pre-approves all proposed non-audit related services to be provided by the Company’s independent registered public accounting firm. The Audit Committee reviews the terms of the engagement and a description of the services along with a fee proposal for the engagement. If agreed to by the Audit Committee, the Audit Committee formally accepts the engagement letter and fee proposal. Any proposal by the Company’s independent registered public accounting firm for non-audit services must be specific as to the particular services to be provided. Management and the independent registered public accounting firm must each confirm to the Audit Committee that each proposed non-audit and non-audit related service is permissible under all applicable legal requirements. Requests can be submitted to the Audit Committee and approved in one of the following ways: by a request for approval of services at a meeting of the Audit Committee, or through a written request to the Audit Committee, which may be approved by a written consent by the Audit Committee or by a designated member of the Audit Committee. The Audit Committee approved all fiscal year 2024 and 2023 fees paid to Grant Thornton.
Pursuant to the adoption of the Audit Committee Charter (as revised), the Board has adopted a policy which prohibits the Company from entering into non-audit related consulting agreements for financial information systems design and implementation, for certain other services considered to have an impact on independence and for all other services prohibited by Sarbanes-Oxley and SEC regulations. The policy also contains procedures requiring Audit Committee pre-approval of all audit and permitted non-audit services provided by the Company’s independent registered public accounting firm.
The Board of Directors recommends a vote “FOR” ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm.

AUDIT COMMITTEE REPORT
The following report of the Audit Committee will not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference. The following report shall not otherwise be deemed filed under such Acts.
The Audit Committee assists the Board in its oversight of the financial reporting process. The Audit Committee operates pursuant to a charter. As set forth in the charter, management of the Company is responsible for the preparation, presentation and integrity of its financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles in the United States of America (“GAAP”), and for reviewing the Company’s unaudited interim financial statements. The Audit Committee reviews and reassesses the adequacy of its charter on an annual basis. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. However, the Audit Committee will take the appropriate actions to set an overall corporate “standard” for quality financial reporting, sound business risk practices and ethical behavior.
The Audit Committee has the sole authority to appoint, determine funding for and oversee the Company’s outside auditors (subject, if applicable, to shareholder ratification). In connection with the decision regarding whether to re-appoint the independent auditor each year (subject to shareholder ratification), the Audit Committee conducts an annual assessment of the independent auditor’s performance, including, but not limited to, assessing the independent auditor’s qualifications and experience, the communication and interactions with the auditor over the course of the previous year and the auditor’s independence, objectivity and professional skepticism. In addition, the Audit Committee monitors the performance and independence of the Company’s independent registered public accounting firm and approves all services provided to the Company by the independent registered public accounting firm. The Audit Committee consults with, and reviews recommendations made by the independent registered public accounting firm with respect to financial statements, financial records and financial controls of the Company. The Audit Committee meets with management periodically to consider the adequacy of the Company’s internal controls and discusses with management the Company’s disclosure controls and procedures.
The Board, in its business judgment, has determined that each of the directors on the Audit Committee is independent as required by Rule 5605(a)(2) of the listing standards of the Nasdaq. In addition, the Board has determined, in its business judgment, that each member of the Audit Committee is financially literate, and that Messrs. Bressner, Carolin and Ms. Devine satisfy the Nasdaq’s definition of financial sophistication and each of Messrs. Bressner and Carolin and Ms. Devine also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.
In the performance of its oversight function of the Company’s overall financial reporting process and the financial statements for the 2025 fiscal year, the Audit Committee has:
•
reviewed and discussed the Company’s audited financial statements for the year ending September 30, 2025, with management and with the independent registered public accounting firm for the fiscal year ending September 30, 2025, Grant Thornton;

•
discussed with Grant Thornton the overall scope and plans for its 2026 audit, and met with representatives of the firm, both with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal controls, the overall quality of the Company’s financial reporting, and other such matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Commission;

•
reviewed and discussed management’s report on internal control over financial reporting in accordance with Section 404 of Sarbanes-Oxley;

•
discussed with Grant Thornton the matters required to be discussed by Statement on Auditing Standards No. 26, as amended, “Communication With Audit Committees” (AICPA, Professional

Standards, Vol. 1. AU section 380), as adopted by the PCAOB in Rule 3200T, relating to the conduct of the audit, its judgment as to the quality, not just the acceptability of the Company’s accounting principles; and
•
received written disclosures and the letter from Grant Thornton regarding its independence, as required by applicable requirements of the PCAOB. All audit services provided by Grant Thornton to the Company, and related fees in fiscal year 2025 were pre-approved by the Audit Committee.

Based upon the review, reports, and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the charter, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended September 30, 2025 be included in the Annual Report, as filed with the Securities and Exchange Commission.
Submitted by the Audit Committee:
Roger A. Carolin (Chairman)
Glen R. Bressner
Denise L. Devine

COMPENSATION OF DIRECTORS
Prior to January 1, 2025, the Company’s fiscal 2025 compensation program for Non-Employee Directors consisted of an annual retainer and restricted stock or restricted stock unit awards. Each Non-Employee Director was entitled to an annual retainer of $45,000 and an annual grant of restricted stock units, with each such unit representing a contingent right to receive one share of common stock upon vesting to Non-Employee Directors under the 2019 Plan. The target value of such annual awards was $75,000 for each Non-Employee Director for fiscal 2025. The number of shares underlying such annual awards is calculated based upon the price of the Company’s common stock at the close of business on the date of the Company’s annual meeting and such shares vest on the first anniversary of the date of grant. A director who resigns during the course of the year will vest in and receive a pro rata portion of the shares that he or she otherwise would have vested (in the case of restricted stock) or received (in the case of restricted stock units) had no such resignation occurred, based on the number of days served during the applicable calendar year. In addition, all directors are reimbursed for reasonable travel and lodging expenses actually incurred in connection with required attendance at board and committee meetings.
Further, prior to January 1, 2025, the Chairman of the Board received an annual retainer of $30,000 in addition to grants of restricted stock or restricted stock awards. The chairs of the Compensation Committee and Governance Committee each received an annual retainer of $5,000. Members of the Nominating and Governance Committee received an additional cash retainer of $3,750, the Chairman of the Audit Committee received an additional cash retainer of $12,000, the Chairman of the Nominating and Governance Committee received an additional cash retainer of $5,000 and the Chairman of the Compensation Committee received an additional cash retainer of $7,500.
On April 17, 2025, the Compensation Committee amended the Company’s fiscal 2025 board compensation program. Retroactive to January 1, 2025, each Non-Employee Director is entitled to an annual retainer of $45,000 and an annual grant of restricted stock unit awards with a date of grant target value of $80,000. The grant is made on the date that the Board members are elected or re-elected at the annual meeting and will vest on the one-year anniversary of the date of grant. All cash retainers are paid quarterly in arrears. For Non-Employee Directors elected other than at an annual meeting, both cash retainers and equity grants will be pro-rated for the portion of the year that the Non-Employee Director serves until the next annual meeting. On December 4, 2025, the Board increased the target value of the annual grant of restricted stock unit awards to be granted to non-employee directors from $80,000 to $85,000.
Additionally, the Chairman of the Board receives an additional cash retainer of $30,000, members of the Audit Committee receive an additional cash retainer of $7,000, members of the Compensation Committee receive an additional annual cash retainer of $5,000, members of the Nominating and Governance Committee receive an additional cash retainer of $3,750, the Chairman of the Audit Committee receives an additional cash retainer of $12,000, the Chairman of the Nominating and Governance Committee receives an additional cash retainer of $5,000 and the Chairman of the Compensation Committee receives an additional cash retainer of $7,500.
Director Compensation Table
The following table provides information on the total compensation earned by each non-employee director of the Company for the fiscal year ended September 30, 2025:

Name	Fees Earned or Paid in Cash $(1)	Stock Awards $(2)	Option Awards $	Non-Equity Incentive Plan Compensation $	Change in Pension Value and Non- qualified Compensation Earnings	All Other Compensation $	Total $
Glen R. Bressner	85,250	77,483	—	—	—	—	162,733
Stephen L. Belland	60,625	77,483	—	—	—	—	138,108
Roger A. Carolin	68,500	77,483	—	—	—	—	145,983

Name	Fees Earned or Paid in Cash $(1)	Stock Awards $(2)	Option Awards $	Non-Equity Incentive Plan Compensation $	Change in Pension Value and Non- qualified Compensation Earnings	All Other Compensation $	Total $
Garry Dean	53,750	78,752	—	—	—	—	132,502
Denise L. Devine(3)	40,250	87,115	—	—	—	—	127,365
Richard A. Silfen(4)	—	—	—	—	—	—	—

(1)
The amounts reported in this column include fees paid for attendance of Board and Board committee meetings and annual retainer for each non-employee director for the year ended September 30, 2025.

(2)
The amounts reported in this column represent the grant date fair value, computed based on the compensation cost recognized for financial reporting purposes by the Company in accordance with the valuation guidelines of Accounting Standards Codification (“ASC”) 505-50, “Equity-Based Payments to Non-Employees” and ASC 718 “Compensation — Stock Compensation” with respect to the stock awards granted to each non-employee director during the fiscal year ended September 30, 2025. See also Note 3, under the heading “Share-Based Compensation,” to the Company’s audited financial statements as filed in the Annual Report, which sets forth the material assumptions used in determining the compensation cost to the Company with respect to such awards. In addition, as of the close of the fiscal year ended September 30, 2025, none of the non-employee directors held outstanding options to purchase stock of the Company.

(3)
Denise L. Devine’s tenure with the Board began January 27, 2025.

(4)
Richard A. Silfen’s tenure with the Board began October 28, 2025.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
Set forth below is a table identifying the Company’s current executive officers who are not identified in the tables above. Biographical information for Dr. Askarpour is set forth above.
Name	Age	Position
Shahram Askarpour	68	Director and Chief Executive Officer
Jeffrey DiGiovanni	49	Chief Financial Officer
Mr. DiGiovanni has served as our Chief Financial Officer since April 2024. From June 2023 through March 2024, Mr. DiGiovanni worked in a consulting capacity, advising various clients on accounting and financial reporting matters. Mr. DiGiovanni previously served as Senior Vice President and Chief Financial Officer of StoneMor Inc. (formerly NYSE: STON), a provider of funeral and cemetery products and services in the death care industry, from September 2019 to May 2023, and prior to that, he served as StoneMor Inc.’s Chief Accounting Officer from September 2018 to September 2019. From January 2012 until September 2018, Mr. DiGiovanni was Managing Director at Pine Hill Group, a leading accounting and transaction advisory firm, where he worked with clients to deliver services, including readiness for initial public offerings, financial reporting, including reporting to the Securities and Exchange Commission, and technical accounting assistance on complex transactions. Mr. DiGiovanni is a Certified Public Accountant and holds a B.S. in Accounting and an M.S. in Financial Services from Saint Joseph’s University.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of the Company’s Proxy Statement with management, and, based on the Compensation Committee’s review and discussion with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis section be included in the Company’s Proxy Statement for the fiscal year ended September 30, 2025.
Submitted by the Compensation Committee:
Stephen L. Belland (Chairman)
Roger A. Carolin
Denise L. Devine

PROPOSAL NO. 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION
(SAY-ON-PAY FREQUENCY)
(Item 3 on Proxy Card)
In accordance with the Dodd-Frank Act and Section 14A of the Exchange Act, the Company is seeking the input of its shareholders on the frequency with which it will hold a non-binding advisory vote on the compensation of its named executive officers in the future. In voting on this Item 3, shareholders may indicate their preference as to whether the advisory vote on the compensation of the Company’s named executive officers should occur (a) once every three years, (b) once every two years or (c) once every year. The Company currently holds such a vote once every three years.
It is the opinion of the Board that the frequency of the shareholder vote on the compensation of the Company’s named executive officers should continue to be once every three years. The Company views the way it compensates its named executive officers as an essential part of its strategy to maximize the performance of the Company and deliver enhanced value to the Company’s shareholders. The Board believes that continuing the practice of holding such a vote every three years will permit the Company to focus on developing compensation practices that are in the best long-term interests of its shareholders, while simultaneously giving shareholders the time frame they need to fully evaluate the design and effectiveness of those practices. The Board believes that a more frequent advisory vote could have the unintended consequence of causing the Company to focus on the short-term impact of its compensation practices to the possible detriment of the long-term performance of the Company.
The Board believes that an advisory vote on named executive officer compensation is the most effective way for shareholders to communicate with the Company about its compensation objectives, policies and practices, and it looks forward to receiving the input of the Company’s shareholders on the frequency with which such a vote should be held in the future. Although the results of this vote may impact how frequently the Company holds an advisory vote on executive compensation, this vote is not binding on the Company. The Board may decide, after considering the results of this vote, that it is in the best interests of the Company’s shareholders to hold the advisory vote on executive compensation on a different schedule than the option approved by the Company’s shareholders.
The Board of Directors recommends a vote “FOR” a frequency vote on say-on-pay of once every three years.

PROPOSAL NO. 4 — ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY)
(Item 4 on Proxy Card)
In accordance with the Dodd-Frank Act and Section 14A of the Exchange Act, the Company is providing its shareholders with the opportunity to cast an advisory vote on the compensation of its named executive officers, as disclosed in the “Executive Compensation” section and accompanying tables beginning on page 26 of this Proxy Statement. The Company believes that it is appropriate to seek the views of its shareholders on the design and effectiveness of the Company’s executive compensation program.
The Company’s goal for its executive compensation is to attract and retain exceptional individuals as executive officers and to provide key executives with motivation to perform to the full extent of their abilities to maximize the performance of the Company and deliver enhanced value to the Company’s shareholders. The Company believes that its executive compensation program achieves these goals by (i) providing competitive base salaries, (ii) awarding performance-based cash bonuses and (iii) granting equity-based awards from time to time to its executive officers. For a more detailed description of the Company’s financial results for fiscal year 2025, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report.
The Company believes that the information provided in the “Executive Compensation” section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our shareholders’ interests to support long-term value creation. Accordingly, we are asking our shareholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”
As an advisory vote, this proposal is not binding upon the Company. However, to the extent that a significant percentage of votes are cast against the compensation of the Company’s named executive officers, the Company will determine whether any actions are necessary to address the concerns reflected in such votes.
The Board of Directors recommends a vote “FOR” the resolution regarding compensation of the Company’s named executive officers.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis provides an overview of the Company’s executive compensation program and a description of the material factors underlying the decisions that resulted in the compensation provided to the Company’s Director, President and Chief Executive Officer, Chief Financial Officers and Interim Chief Financial Officer for the fiscal year ended September 30, 2025 (referred to herein as our “named executive officers” or “NEOs”). The names of the Company’s 2025 named executive officers, together with their titles during the 2025 fiscal year, are:
Shahram Askarpour — Director, President and Chief Executive Officer
Jeffrey DiGiovanni — Chief Financial Officer
Objective of the Company’s Executive Compensation Program
The objective of the Company’s executive compensation program is to attract and retain exceptional individuals as executive officers and to provide key executives with motivation to perform to the full extent of their abilities to maximize the performance of the Company and deliver value to the Company’s shareholders.
What the Company’s Executive Compensation Program is Designed to Reward
Overall, the Company’s executive compensation program is designed to reward the contributions of each individual executive officer, to ensure that each executive officer’s interest is aligned with those of the Company’s shareholders and to provide sufficient incentives to executive officers to ensure their dedication to the Company. As discussed further below, the Company seeks to achieve these goals by providing sufficient base salaries to compensate executives for the day-to-day performance of their duties and awarding cash bonuses when the executive attains the annual personal or corporate goals and objectives established by the Company. Also, from time to time, the Company grants equity-based awards when it believes that such equity awards will further align the interests of executive officers with those of the Company’s shareholders and provide an additional incentive to executive officers to contribute to the achievement of the Company’s financial and strategic objectives. Granting equity compensation to the Company’s executive officers are made at the discretion of the Compensation Committee and are not timed or coordinated with the release of material nonpublic information nor is the granting of such awards timed in a manner that would enhance the value of such awards.
General Executive Compensation Policies
Process for Setting Total Compensation
Generally, upon hiring or promoting a named executive officer, the Compensation Committee sets the executive’s initial level of base salary and other compensation on the basis of subjective factors, including experience, individual achievements and level of responsibility assumed at the Company, and may consider market compensation practices from time to time. Actual base salaries, cash bonuses and equity-based awards for each named executive officer may be adjusted from year to year based upon each named executive officer’s annual review and level of attainment of personal and corporate goals and objectives, including Company financial performance, shareholder return and such other factors as the Compensation Committee deems appropriate and in the best interests of the Company’s shareholders.
Each named executive officer’s annual review is a subjective process whereby the Chief Executive Officer or the Compensation Committee (as applicable, as described below) evaluates various factors relevant to the named executive officer’s contributions to the Company, such as the executive’s role in the development and execution of strategic plans, leadership skills, motivation and involvement in industry groups. The weight given to such factors may vary from one named executive officer to another and from year to year.
The Compensation Committee seeks recommendations from the Chief Executive Officer regarding changes to the overall compensation level or any particular element of compensation for the other named executive officers. In addition, the Chief Executive Officer is principally responsible for reviewing each other named executive officer’s performance, and for making recommendations for the Company’s compensation plan for such executive officer for the following fiscal year. The Compensation Committee reviews the recommendations of the Chief Executive Officer in light of his proximity to the other executives and his knowledge of their contributions to the Company. The Compensation Committee independently reviews the performance of the Company’s Chief Executive Officer.
In fiscal years 2023, 2024 and 2025, the Compensation Committee engaged FW Cook to advise the Compensation Committee with respect to best practices, competitive market data based on comparison companies and trends in the area of executive compensation, as well as ongoing regulatory considerations. The Compensation Committee has determined that FW Cook, which does not perform any work for the Company other than its services for the Compensation Committee, is independent and that its services do not raise any conflict of interest with the Company or any of the Company’s executive officers or directors.
Consideration of Shareholder Advisory Vote on Executive Compensation
Based upon the vote of the Company’s shareholders at the fiscal 2023 annual meeting of shareholders, the Company currently provides its shareholders with the opportunity to cast an advisory vote on executive compensation (a “say-on-pay proposal”) once every three (3) years. At the Company’s annual meeting of shareholders held in fiscal 2023, over 98% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Compensation Committee believes that this voting result affirms shareholders’ strong support of the Company’s approach to executive compensation The Compensation Committee will consider the outcome of the fiscal 2023 say-on-pay vote when making future compensation decisions for the named executive officers. The next time the Company is scheduled to hold a say-on-pay vote is at the Company’s annual meeting of shareholders to be held in fiscal 2026.
Elements of Compensation
The Company’s executive compensation program consists of the following elements of compensation, each described in greater depth below:
•
Base Salary

•
Annual Bonus

•
Equity-Based Compensation; and

•
General Benefits.

In determining the different elements of compensation to provide to the named executive officers, the Compensation Committee does not adhere to a specific allocation between short-term and long-term compensation, or between cash and non-cash compensation. Instead, the Compensation Committee determines the elements of compensation in a manner designed to reward strong financial performance, provide overall compensation opportunities that are sufficient to attract and retain highly skilled named executive officers and ensure that named executive officers’ interests are aligned with those of the Company’s shareholders. This may result in the named executive officers receiving all cash compensation in some years (through base salary and annual bonuses) and a combination of cash and equity-based compensation in other years (through base salary, annual bonuses and equity awards).
Base Salary
The Company pays base salaries to named executive officers because the Company believes that base salaries are essential to recruiting and retaining qualified executives. In addition, base salaries create an incentive for named executive officers to make meaningful contributions to the Company’s success because they are subject to increase based on the executive’s performance. The Compensation Committee sets the initial base salary level upon the hire or promotion of a named executive officer. Base salary levels are determined initially based on the named executive officer’s previous experience and employment, and the named executive officer’s expected duties and responsibilities with respect to the Company and considering market data provided by the Company’s independent compensation consultant. Thereafter, the Compensation Committee may increase a named executive officer’s base salary each year based on the results of the named executive officer’s annual review (which is conducted by the Chief Executive Officer for each of the other named executive officers and by the Compensation Committee for the Chief Executive Officer), and based on the Compensation Committee’s subjective assessment of the Company’s overall performance during the preceding year.
Annual Bonus
The Compensation Committee retains discretion to grant bonus compensation to the named executive officers and other employees of the Company. From time to time, the Company may award discretionary annual bonuses to the named executive officers and may agree, in hiring or promoting a named executive officer, to a target bonus opportunity, expressed as a percentage of base salary, in any case, to be paid only if the Company determines that the Company has attained its financial performance goals or other objectives.
The named executive officers’ fiscal 2025 target annual bonus opportunities were as follows:
Named Executive Officer	Annual Bonus Opportunity as a % of Base Salary
Shahram Askarpour	100%
Jeffrey DiGiovanni	50%
66% of the potential annual incentive opportunity was based on the achievement of financial performance targets and the remaining portion of the annual incentive was based on a qualitative assessment of performance. In fiscal 2025, the Company chose Revenue and Operating Income as its financial performance metrics. In the case of Dr. Askarpour, the qualitative assessment took into account organic growth, progress on mergers and acquisitions, progress on autonomous flight initiatives, increased strategic partnerships and investor relations activities. In the case of Mr. DiGiovanni, the qualitative assessment considered investor relations activities, quality of financial accounting, mergers and acquisitions support, and progress toward additional financing.
Performance Measures	Target 100%	Maximum 150%	Weight %
Revenue ($)	$49,100,000	$57,283,000	33.3%
Operating Income ($)	$11,266,000	$13,143,000	33.3%
Qualitative	—	—	33.3%
In fiscal 2025, the Company achieved $ 53,897,000 in adjusted revenue and $14,866,492 in adjusted operating income, and the Compensation Committee determined that each of Dr. Askarpour and Mr. DiGiovanni achieved their qualitative goals at 150%.
As a result, the Compensation Committee approved annual incentive bonuses of $750,000 and $250,250 for Dr. Askarpour and Mr. DiGiovanni, respectively. The fiscal 2025 annual cash incentives were paid to Dr. Askarpour and Mr. DiGiovanni on December 19, 2025. The payments are listed as fiscal 2025 compensation in the Summary Compensation Table in the column labeled “Non-Equity Incentive Plan Compensation.”
In fiscal 2024, the Company achieved $ 47,198,020 in revenue and $ 11,446,807 in adjusted operating income, and the Compensation Committee determined that each of Dr. Askarpour and Mr. DiGiovanni achieved their qualitative goals at 100%.
As a result, the Compensation Committee approved annual incentive bonuses of $500,000 and $225,000 for Dr. Askarpour and Mr. DiGiovanni, respectively. Interim Chief Financial Officer, Relland Winand received a discretionary bonus of $125,000. Former Chief Financial Officer, Michael Linacre’s October 8, 2023, resignation resulted in the forfeiture of his fiscal year 2024 bonus.
The fiscal 2024 annual cash incentives were paid to Dr. Askarpour on December 20, 2024, and to Mr. DiGiovanni on December 17, 2024, respectively. Relland Winand’s discretionary fiscal 2024 bonus was paid on April 5, 2024. The payments are listed as fiscal 2024 compensation in the Summary Compensation Table in the column labeled “Non-Equity Incentive Plan Compensation.”

Equity-based Compensation
The Company awards equity-based compensation to named executive officers in order to provide a link between the long-term results achieved for its shareholders and the rewards provided to named executive officers, thereby ensuring that such officers have a continuing stake in the Company’s long-term success (see the section titled “Equity Compensation Plan Information” below). Such awards are made at the discretion of the Compensation Committee and are not timed or coordinated with the release of material, non-public information.
In fiscal 2025, we granted 72,062 market-based stock option shares (“MSOs”), 37,835 time-vested Restricted Stock Units (“RSUs”) and 201,000 Market-Based Restricted Stock Units (“MSUs”) to Dr. Askarpour and 33,259 MSOs and 17,462 RSUs to Mr. DiGiovanni. The MSOs granted to Dr. Askarpour and Mr. DiGiovanni are scheduled to vest in accordance with the following schedule: 1/4th on the first anniversary of the grant date and 1/12th on each quarterly anniversary of the grant date thereafter, subject to continued employment by the reporting person. The options become exercisable, if at all, if the price of the Company’s common stock on the Nasdaq Stock Market is equal to or greater than $9.8785 for 20 consecutive trading days during the vesting period of the option, which has subsequently been met. With respect to the fiscal 2025 RSUs granted to Dr. Askarpour and Mr. DiGiovanni, the RSUs are scheduled to vest 1/4th on the first anniversary of the grant date and 1/12th on each quarterly anniversary date thereafter, subject to continued employment with the Company.
In fiscal 2025, we granted 72,062 MSOs, 37,835 time-vested RSUs and 201,000 MSUs to Dr. Askarpour and 33,259 MSOs and 17,462 RSUs to Mr. DiGiovanni. The MSOs granted to Dr. Askarpour and Mr. DiGiovanni are scheduled to vest in accordance with the following schedule: 1/4th on the first anniversary of the grant date and 1/12th on each quarterly anniversary of the grant date thereafter, subject to continued employment by the reporting person. The options become exercisable, if at all, if the price of the Company’s common stock on the Nasdaq Stock Market is equal to or greater than $9.8785 for 20 consecutive trading days during the vesting period of the option, which has subsequently been met.
With respect to the fiscal 2025 201,000 MSUs granted to Dr. Askarpour, no MSUs are eligible for vesting prior to the first anniversary of the date of grant of the award, with the exception of accelerated vesting permitted under certain conditions subject to the plan provisions. Subject to the terms of the 2019 Plan, under the terms of the grant, the MSU vest as follows: (1) an initial one-third (1/3rd) of the MSUs shall vest on the first trading date after the shares of the Company’s common stock have traded at a price equal to or greater than ten dollars ($10.00) per share for twenty (20) consecutive trading days or as provided in the provisions of the second succeeding paragraph below; (2) an additional one-third (1/3rd) of the MSUs shall vest on the first trading date after shares of the Company’s common stock have traded at a price equal to or greater than twelve dollars ($12.00) per share for twenty (20) consecutive trading days; and (3) the remaining MSUs shall vest on the first trading date after the shares of the Company’s common stock have traded at a price equal to or greater than fourteen dollars ($14.00) per share for twenty (20) consecutive trading days.
Additionally, if the tranche of MSUs subject to vesting pursuant to (1) above does not vest on or before November 20, 2027, then, with respect to such MSUs, the target trading price for the Company’s common stock will be increased to twelve dollars ($12.00) per share, such that the MSUs subject to (1) above will vest on the first trading date after shares of the Company’s common stock have traded at a price equal to or greater than twelve dollars ($12.00) per share for twenty (20) consecutive trading days.
On February 13, 2025, the market performance condition for 67,000 units of MSUs granted November 20, 2024, to the Company’s Chief Executive Officer was met, and these shares subsequently vested according to the Company’s Amended and Restated 2019 Stock-Based Incentive Compensation Plan.
On July 10, 2025, the market performance condition for an additional 67,000 units of MSUs granted November 20, 2024, to the Company’s Chief Executive Officer was met, and these shares subsequently vested according to the Company’s Amended and Restated 2019 Stock-Based Incentive Compensation Plan.
On August 8, 2025, the market performance condition for the final 67,000 units of MSUs granted November 20, 2024, to Dr. Askarpour was met, and these shares subsequently vested according to the Company’s Amended and Restated 2019 Stock-Based Incentive Compensation Plan.

On November 20, 2025, the service condition for all 201,000 units of MSUs granted November 20, 2024, to Dr. Askarpour was met. The market condition for all 201,000 units of MSUs was met during fiscal year ended September 30, 2025. Consequently, on November 20, 2025, all 201,000 MSUs vested according to the Company’s Amended and Restated 2019 Stock-Based Incentive Compensation Plan and 113,083 net-settled common shares were subsequently issued to Dr. Askarpour.
With respect to the fiscal 2025 RSUs granted to Dr. Askarpour and Mr. DiGiovanni, the RSUs are scheduled to vest 1/4th on the first anniversary of the grant date and 1/12th on each quarterly anniversary date thereafter, subject to continued employment with the Company.
General Benefits
The following are standard benefits offered to all eligible Company employees, including the named executive officers.
Retirement Benefits.   The Company maintains a tax-qualified 401(k) savings plan for all eligible employees, including the named executive officers, known as the Innovative Solutions and Support 401(k) Plan (the “Savings Plan”). The Savings Plan is a voluntary contributory plan under which employees may elect to defer compensation for federal income tax purposes under Section 401(k) of the Code. The Company makes a matching contribution to the Savings Plan at one half of each participant’s deferral rate, limited to a maximum contribution of 4% of base salary and subject to limitations imposed by the Internal Revenue Code.
Medical, Dental, Life Insurance, and Disability Coverage.   The Company makes available medical, dental, life insurance, and disability coverage to all active eligible employees, including the named executive officers.
Other Paid Time-Off Benefits.   The Company provides vacation and other paid holidays to all employees, including the named executive officers.

EMPLOYMENT AGREEMENTS
It is the Company’s general philosophy that all of the Company’s employees should be “at will” employees, thereby allowing both the Company and the employee to terminate the employment relationship at any time and without restriction or financial obligation.
However, in certain cases, the Company has determined that, as a retention device and a means to obtain agreement to enter into non-compete arrangements, employment agreements or other contractual agreements are appropriate.
The Company entered into an amended and restated employment agreement with Dr. Askarpour on April 14, 2022, in connection with his appointment as Chief Executive Officer of the Company on January 14, 2022. The initial term of the employment agreement began on April 14, 2022, and ended on April 13, 2024. Pursuant to the terms of the agreement, the term extends for one additional year each subsequent April 14, unless either party provides written notice to the other party at least 30 days prior to the expiration of the then-current term that the term will not be renewed. The agreement provided for a base salary of $400,000 per year, or as may be subsequently increased by the Board, which the Company determined to be appropriate given Dr. Askarpour’s increased duties and responsibilities as Chief Executive Officer. If Dr. Askarpour’s employment is terminated by the Company without “cause” or by Dr. Askarpour for “good reason,” then, subject to Dr. Askarpour’s execution and non-revocation of a release of claims in favor of the Company, the Company will continue to pay Dr. Askarpour his base salary at the rate then in effect for a period of twelve (12) months following his termination date, during which period the Company will also pay Dr. Askarpour’s COBRA premiums. The employment agreement contains covenants restricting Dr. Askarpour’s ability to compete with the Company or solicit its employees, other service providers, or current, former, or prospective customers for twelve (12) months after the cessation of Dr. Askarpour’s employment. The employment agreement also contains standard confidentiality, assignment of invention, and non-disparagement provisions.
On September 6, 2024, the Company entered into an amendment (the “Amendment”) to amend its employment agreement dated April 14, 2022 (the “Employment Agreement”) with Shahram Askarpour, the Company’s Chief Executive Officer. The Amendment amends and restates the severance provisions of the Employment Agreement. As amended, if Mr. Askarpour is terminated by the Company without Cause (as defined in the Employment Agreement) or resigns for Good Reason (as defined in the Amendment), Mr. Askarpour will be entitled to (i) payment of his base salary and (ii) payment of COBRA premiums for Mr. Askarpour and his dependents, in each case for 12 months following the date of Mr. Askarpour’s termination or resignation. The Amendment further provides that, in the event that Mr. Askarpour’s employment is terminated by the Company without Cause or for Good Reason during a period beginning six months prior to, and ending two years following, a Change of Control (as defined in the Employment Agreement), Mr. Askarpour shall receive, in lieu of the severance benefits set forth above, the following benefits from the Company: (i) an amount in cash equal to twice the sum of (a) Mr. Askarpour’s base salary and (b) the maximum annual cash bonus and/or other incentive compensation opportunity available to Mr. Askarpour; (ii) immediate vesting of all unvested equity awards held by Mr. Askarpour; (iii) extension of the exercise period with respect to any options held by Mr. Askarpour for a period lasting until the earlier of two years following Mr. Askarpour’s termination and the expiration date of the option; and (iv) payment of the employer portion of health and disability insurance coverage substantially comparable to the coverage Mr. Askarpour received from the Company immediately prior to Mr. Askarpour’s termination, for a period of 18 months following Mr. Askarpour’s termination.
The Amendment provides that delivery by the Company of a Nonrenewal Notice (as defined in the Employment Agreement) to Mr. Askarpour will be treated as a termination without Cause on the last day of the applicable term.
The Amendment sets forth the definition of “Good Reason,” which includes, absent Mr. Askarpour’s prior written consent and subject to certain exceptions relating to a Change of Control of the Company, (i) any material reduction in Mr. Askarpour’s title, duties, responsibilities or authority, (ii) any material reduction of Mr. Askarpour’s aggregate compensation, (iii) relocation of Mr. Askarpour’s primary work location that results in an increase in Mr. Askarpour’s one-way commute by more than 25 miles, (iv) in the event of a Change of Control, failure or refusal of a successor to the Company to either materially assume the Company’s obligations under the Employment Agreement or enter into a new employment agreement with Mr. Askarpour on terms that are materially similar to those provided under the Employment Agreement, or (v) a material breach of the Employment Agreement by the Company. Under the Amendment, Good Reason shall not be deemed to exist unless (i) the Company receives notice of the alleged basis for Good Reason and fails to cure the deficiency within 30 days after receiving such notice and (ii) Mr. Askarpour terminates his employment within 30 days after the expiration of such 30-day cure period.
The Company entered into an offer letter agreement with Mr. DiGiovanni on March 18, 2024, in connection with his hiring as the Chief Financial Officer of the Company. The offer letter provided for a base salary of $325,000 per year, or as may be subsequently adjusted by the Board, pro-rated from Mr. DiGiovanni’s start date, an annual target bonus amount equal to 50% of his base salary, a grant of restricted common stock of the Company (as described in the section titled “Equity-based Compensation” above) and a grant of stock options. If Mr. DiGiovanni’s employment had been terminated by the Company without “cause,” then, subject to Mr. DiGiovanni’s execution and non-revocation of a release of claims in favor of the Company, the Company would continue to pay Mr. DiGiovanni his base salary at the rate then in effect for a period of six (6) months following his termination date in addition to a pro-rata bonus for the year of termination based on the actual bonus he would have been paid absent such termination. The offer letter contained covenants restricting Mr. DiGiovanni’s ability to compete with the Company or solicit its employees, other service providers, or current, former, or prospective customers for twelve (12) months after the cessation of Mr. DiGiovanni’s employment. The offer letter also contained standard confidentiality, assignment of invention, and non-disparagement provisions.
The Company entered into an offer letter agreement with former Chief Financial Officer, Michael Linacre, on June 1, 2022, in connection with his hiring as the Chief Financial Officer of the Company. The offer letter provided for a base salary of $230,000 per year, an annual target bonus amount equal to 30% of his base salary, a grant of restricted common stock of the Company (as described in the section titled “Equity-based Compensation” above) and certain relocation benefits. If Mr. Linacre’s employment was terminated without “cause,” then, subject to Mr. Linacre’s execution and non-revocation of a release of claims in favor of the Company, the Company would continue to pay Mr. Linacre his base salary at the rate then in effect for a period of six (6) months following his termination date in addition to a pro-rata bonus for the year of termination based on the actual bonus he would have been paid absent such termination. The offer letter contained covenants restricting Mr. Linacre’s ability to compete with the Company or solicit its employees, other service providers, or current, former, or prospective customers for twelve (12) months after the cessation of Mr. Linacre’s employment. The offer letter also contained standard confidentiality, assignment of invention, and non-disparagement provisions.
On November 8, 2023, Mr. Linacre resigned from all of his positions with the Company. In connection with his resignation, Mr. Linacre received continued salary compensation in the amount of $62,500, for three months subsequent to his resignation.
In connection with Mr. Linacre’s resignation, on November 8, 2023, Relland M. Winand was appointed as the interim Chief Financial Officer of the Company. Mr. Winand had previously served the Company as Chief Financial Officer from December 2014 until his retirement in July 2022, after serving as the Company’s Controller from September 2014 to December 2014.
On November 9, 2023, the Company entered into an offer letter (the “Offer Letter”) with Mr. Winand with respect to his employment as the Company’s Interim Chief Financial Officer. Pursuant to the Offer Letter, Mr. Winand received an annual base salary of $250,000 and was eligible to participate in the Company’s benefit plans and programs generally available to employees of the Company, including retirement and health and welfare plans. Subsequent to Mr. Winand’s employment termination as Interim Chief Financial Officer, Mr. Winand received continued salary compensation in an amount of $165,000, which includes a one-time discretionary bonus of $125,000.
Change in Control Benefits
The Compensation Committee has the authority to accelerate the vesting of Company equity awards granted to named executive officers under the Company’s 2019 Stock-Based Incentive Compensation Plan (the “2019 Plan”) upon a change in control of the Company (except for certain transactions that are expressly carved out under the 2019 Plan). The Company believes that such accelerated vesting is essential to maintaining the commitment and dedication of its key employees throughout a potential change in control of the Company. Unless otherwise determined by the Compensation Committee or provided in an award agreement, “change in control” is generally defined for these purposes as:
•
the acquisition in one or more transactions during any 12-month period by any “person” (as such term is used for purposes of section 13(d) or section 14(d) of the Exchange Act) but excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries, of “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of forty percent (40%) or more of the combined voting power of the Company’s then outstanding voting securities;

•
a change in the composition of the Board during any 12-month period such that the individuals who at the beginning of such period constituted the Board cease to constitute a majority of the Board;

•
the consummation of a merger or consolidation involving the Company, if the shareholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly, immediately following such merger or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation; or

•
a complete liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the assets of the Company.

Under Dr. Askarpour’s amended and restated employment agreement, if, during the Term, Dr. Askarpour’s employment is terminated by IS&S without Cause (and not due to death or Disability, but for the avoidance of doubt, including IS&S’s delivery of a Nonrenewal Notice), or by Dr. Askarpour for Good Reason (as defined below), then:
(a)
IS&S shall be released from any and all further obligations under this Agreement;

(b)
IS&S shall pay Askarpour all salary, benefits, bonuses, reimbursable expenses and all other compensation owing or accrued to Askarpour through the effective date of termination; and;

(c)
IS&S shall pay to Askarpour his Base Salary for a period of twelve (12) months following the date of Askarpour’s termination, provided such termination occurs outside the Change of Control Period (as defined below).

For purposes of the amended and restated employment agreement, IS&S’s delivery of a Nonrenewal Notice to Dr. Askarpour shall be treated as termination without Cause on the last day of the Initial Term or a Renewal Term, as applicable. If Dr. Askarpour and his eligible dependents are eligible for, and timely elect, COBRA continuation coverage, IS&S shall reimburse Dr. Askarpour (or Dr. Askarpour’s estate or legal representative, as applicable) for the COBRA premiums for Dr. Askarpour and his eligible dependents under IS&S’ benefit plans for the period of Base Salary continuation under clause (c) of the preceding sentence (the “COBRA Benefit”); provided, however, that notwithstanding the foregoing, the COBRA Benefit shall not be provided to the extent that it would result in any fine, penalty or tax upon IS&S; and provided further, that the COBRA Benefit shall cease earlier if Dr. Askarpour or his dependents become eligible for health coverage under the health plan of another employer.”
Under Dr. Askarpour’s amended and restated employment agreement, in the event that Dr. Askarpour’s employment is terminated by IS&S without Cause or Dr. Askarpour resigns with Good Reason within the period beginning six (6) months prior to, and ending two (2) years following a Change of Control (the “Change of Control Period”), (i) IS&S shall pay, or cause to be paid, to Dr. Askarpour an amount equal to two (2) times the sum of (A) the Base Salary immediately prior to the Change of Control and (B) the maximum annual cash bonus and/or other incentive compensation opportunity available to Dr. Askarpour (as determined by the Board in its sole discretion), payable in one lump sum subject to and in accordance with Paragraph 4.10(a) of the September 6, 2024 amended employment agreement, (ii) all unvested equity awards held by Askarpour shall immediately become fully vested and exercisable, (iii) any options held by Dr. Askarpour at the time of such termination shall continue to be exercisable until the earlier of two (2) years following the date of such termination and the option’s original expiration date, and (iv) IS&S shall provide Dr. Askarpour with health (medical, dental and vision) and disability coverage substantially comparable to the coverage Dr. Askarpour was receiving from IS&S immediately prior to the Change of Control for a period of 18 months following such termination (the “Coverage Period”). Dr. Askarpour shall pay the same percentage of the total cost of coverage under the applicable employee benefit plans as Dr. Askarpour was paying when Dr. Askarpour’s employment terminated.
For purposes of Dr. Askarpour’s employment agreement, Dr. Askarpour shall have “Good Reason” to resign from his employment with IS&S upon the occurrence of any of the following actions taken by IS&S without Dr. Askarpour’s prior written consent:
(a)
a material reduction in Askarpour’s title, duties, responsibilities or authority;

(b)
a material reduction of Askarpour’s aggregate compensation;

(c)
relocation of Askarpour’s primary work location that results in an increase in Askarpour’s one-way commute by more than twenty-five (25) miles;

(d)
failure or refusal of a successor to IS&S to either materially assume IS&S’ obligations under this Agreement or enter into a new employment agreement with Dr. Askarpour on terms that are materially similar to those provided under this Agreement, in any case, in the event of a Change of Control; or

(e)
a material breach of this Agreement by IS&S.

Notwithstanding the foregoing, Good Reason shall not be deemed to exist unless (A) Dr. Askarpour gives IS&S written notice within thirty (30) days after the first occurrence of the event which Dr. Askarpour believes constitutes the basis for Good Reason, specifying the particular act or failure to act which Dr. Askarpour believes constitutes the basis for Good Reason, (B) IS&S fails to cure such act or failure to act within thirty (30) days after receipt of such notice and (C) Dr. Askarpour terminates his employment within thirty (30) days after the end of such 30-day cure period specified in clause (B).
Unless the Board determines otherwise in its sole discretion prior to the consummation of a Change of Control, in the event that a Change of Control is consummated resulting in IS&S becoming a privately-held company, Dr. Askarpour shall not have Good Reason to resign (A) solely on account of the consummation of such transaction or (B) on account of any diminution in the particular duties or responsibilities relating solely to being a public company that he may have held immediately prior to the Change of Control by virtue of his position as the chief executive officer of a public company.
For purposes of Dr. Askarpour’s employment agreement, “change in control” is generally defined for these purposes as:
•
a “person” (as such term is used for purposes of section 13(d) or section 14(d) of the Exchange Act) but excluding, for this purpose, any employee benefit plan of the Company or its subsidiaries, is or becomes a “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of forty percent (40%) or more of the combined voting power of the Company’s then outstanding voting securities;

•
a change in the composition of the Board during any 2-year period such that the individuals who at the beginning of such period constituted the Board cease to constitute a majority of the Board;

•
the consummation of a merger or consolidation involving the Company, if the shareholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly, immediately following such merger or consolidation, at least seventy-five percent (75%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation; or

•
a complete liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the assets of the Company.

On June 20, 2024, the Company entered into a Change in Control Agreement with Mr. DiGiovanni (the “Change in Control Agreement”). Pursuant to the Change in Control Agreement, in the event Mr. DiGiovanni is terminated (i) by the Company without Cause, or (ii) by Mr. DiGiovanni for Good Reason during the period beginning six (6) months prior to and ending two (2) years following a Change in Control of the Company (the terms “Cause,” “Change in Control” and “Good Reason” are defined in the Change in Control Agreements), Mr. DiGiovanni will be entitled to receive an amount equal to two (2) times the sum of (A) his base salary in effect immediately prior to the Change in Control, and (B) the maximum annual cash bonus and/or other incentive compensation opportunity available to Mr. DiGiovanni (as determined by the Board in its sole discretion). The Change in Control benefit will be paid in one lump sum on the 60th day following termination of employment, provided that the executive has executed and delivered a release of claims and the statutory period during which he or she may revoke that release has expired on or before that 60th day. Upon such termination, (x) all unvested equity awards held by Mr. DiGiovanni will immediately become vested and exercisable, (y) any options held by Mr. DiGiovanni at the time of such termination will continue to be exercisable until the earlier of two (2) years following the date of such termination and the option’s original expiration date, and (z) the Company will provide Mr. DiGiovanni with health (medical, dental and vision) and disability coverage substantially comparable to the coverage Mr. DiGiovanni was receiving from the Company immediately prior to the Change in Control for a period of eighteen (18) months following such termination.
Stock Ownership/Retention Requirements
The Company has adopted a Stock Ownership and Retention Policy that applies to its Section 16 officers. We believe that the Stock Ownership and Retention Policy aligns the interests of our management team, directors and shareholders.
The ownership requirement for our CEO and our executive officers is calculated as a multiple-of-base salary, as noted below:
Position	Minimum Ownership of Common Stock (as multiple of base salary)
CEO	3x
Other Section 16 Officers	1x
Compliance with the minimum share ownership requirement is determined annually as of December 31 each year and commenced December 31, 2024. Individuals who have not yet attained the minimum share ownership requirement must retain 50% of his or her shares acquired upon the (i) vesting of restricted stock or restricted stock units, (ii) if applicable, the exercise of options, reduced by shares retained or tendered to cover taxes or the exercise price of options. The Company has determined that each of our Section 16 officers were in compliance with the policy as of December 31, 2025.
Qualifying shares that count toward the ownership requirement include:
•
Shares owned outright (including shares held through an IRA, 401(k) account, spouse or dependent children, or shares held in trust for the benefit of the owner, his or her spouse, or his or her dependent children);

•
Shares underlying equity awards that are deferred shares; and

•
Shares underlying vested options.

Tax and Accounting Considerations
The Company considers tax and accounting implications in determining all elements of its executive compensation program. Section 162(m) of the Code generally denies a federal income tax deduction for compensation exceeding $1,000,000 paid in a taxable year to the Chief Executive Officer, the Chief Financial Officer or any of the three highest compensated officers (other than the Chief Executive Officer and Chief Financial Officer). The Compensation Committee considers the impact of this deductibility limitation on the compensation that it intends to award and may pay compensation that is not deductible if it determines that doing so is in the best interest of the Company and consistent with the Company’s executive compensation program.
The Compensation Committee considers the impact of various forms of compensation on the Company’s financial results. In particular, the Compensation Committee considers the potential impact on current and future financial results of all equity compensation that it approves.

SUMMARY COMPENSATION TABLE
This Summary Compensation Table provides information on the total compensation earned by each named executive officer for fiscal years ended September 30, 2025, 2024 and 2023.
Name and Principal Position	Year	Salary $(4),(5)	Bonus $	Non-Equity Incentive Plan Compensation $	Option Awards $(2)	Stock Awards $(2)	All Other Compensation $(1)	Total $(1)
Shahram Askarpour Chief Executive Officer	2025	525,000	—	750,750	196,340	1,019,953	14,000	2,506,043
	2024	500,000	—	500,000	1,280,624	683,307	8,258	2,972,189
	2023	400,000	—	355,816	852,000	819,000	12,592	2,439,408
Jeffrey DiGiovanni Chief Financial Officer	2025	350,000	—	250,250	115,509	151,974	14,000	881,733
	2024(7)	156,250	—	225,000	249,998	449,994	2,185	1,083,427
Relland Winand Interim Chief Financial Officer	2024	147,692	125,000	—	—	—	4,308	277,000
Michael Linacre Former Chief Financial Officer	2024	116,594	—	—	—	—	1,006	117,600
	2023	233,770	—	118,605	111,264	49,994	162,491	676,124

(1)
The amounts set forth in this column represent (i) for Dr. Askarpour’s and Mr. DiGiovanni’s contributions to their Savings Plan accounts for the applicable fiscal year, and (ii) for Mr. Linacre’s $154,761 in relocation benefits and $7,730 in contributions to his Savings Plan account for the applicable fiscal year.

(2)
These amounts represent the aggregate grant date fair value determined in accordance with the valuation guidelines of ASC Topic 718 “Stock Compensation” with respect to the options granted to the named executive officers in the applicable year. See also Note 3, under the heading “Share-Based Compensation,” in the Company’s audited financial statements as filed in the Annual Report. The values do not correspond to the actual value that will be recognized by the named executive officers at the time such awards vest.

(3)
Mr. DiGiovanni’s fiscal 2024 annual base salary was $325,000; however, his fiscal 2024 pro-rata salary paid from date of hire for fiscal 2024 was $156,250.

(4)
Mr. Winand’s fiscal 2024 annual base salary was $250,000; however, his fiscal 2024 pro-rata salary paid from date of hire for fiscal 2024 was $147,692 and included retainer compensation of $40,000.

(5)
Mr. Linacre’s fiscal 2024 annual base salary reflects pro-rata compensation as Mr. Linacre’s employment with the Company terminated effective as of November 8, 2023, and included retainer compensation of $62,500.

(6)
Mr. DiGiovanni began his tenure as Chief Financial Officer effective April 8, 2024.

Grants Of Plan-Based Awards
The following table sets forth information about non-equity and equity awards granted to the named executive officers in the fiscal year ended September 30, 2025.
		Estimated Future Payouts under Non-Equity Incentive Plan Awards			All other stock awards:	All other option awards:	Exercise price of option awards ($/Sh)	Grant date fair value of stock and option awards ($)(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Number of shares of stock or units (#)	Number of securities underlying options (#)
Shahram Askarpour		—	500,000	750,750
Shahram Askarpour	2/19/2025				37,835			325,000
Shahram Askarpour	2/18/2025					72,062	8.59	325,000
Shahram Askarpour	11/20/2024				201,000
Jeffrey DiGiovanni			162,500	250,250
Jeffrey DiGiovanni	2/19/2025				17,462			150,000
Jeffrey DiGiovanni	2/18/2025					33,259	8.59	150,000

(1)
The amounts included in this column are the dollar amounts representing the grant date fair value of each restricted stock unit or option share, as applicable, calculated in accordance with FASB ASC Topic 718, and do not represent the actual value that may be recognized by the named executive officers upon vesting of restricted stock units or options.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table provides outstanding equity awards for the named executive officers as of the end of fiscal year 2025:
	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable(1)	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested ($)	Market value of shares or units of stock that have not vested ($)
Shahram Askarpour	200,000(1)	—	8.19	1/11/2033	18,750(4)	234,188
Shahram Askarpour	25,000(2)	—	8.12	2/22/2034	30,018(4)	374,925
Shahram Askarpour	18,003	54,011(3)	8.12	2/22/2034	201,000(8)	2,510,490
Shahram Askarpour		72,062(7)	9.88	2/18/2035	37,835(4)	472,559
Jeffrey DiGiovanni	20,187	44,412(6)	7.06	4/08/2034	26,588(4)	332,084
Jeffrey DiGiovanni		33,259(7)	9.88	2/18/2035	26,454(5)	330,410
Jeffrey DiGiovanni					17,462(4)	218,100

(1)
The award becomes vested according to the following schedule: 50% on the date of grant, and the remaining 50% on a quarterly basis, becoming fully vested on the first anniversary of the date of grant.

(2)
The award became immediately vested at date of grant.

(3)
The award becomes ratably vested 25% per year for 4 years.

(4)
The award vests 25% on date of grant and 25% percent ratably for 3 years.

(5)
The award vests 25% percent ratably for 4 years.

(6)
The award becomes vested according to the following schedule: 25% on the first anniversary of grant date and 25% per quarter for the next 3 successive anniversary dates from date of grant.

(7)
The award becomes vested according to the following schedule: 1/4th on the first anniversary of the grant date and 1/12th on each quarterly anniversary of the grant date thereafter, subject to continued employment by the reporting person. The option becomes exercisable, if at all, if the price of the Company’s common stock on the Nasdaq Stock Market is equal to or greater than $9.8785 for 20 consecutive trading days during the vesting period of the option.

(8)
The award becomes vested according to the following schedule: (1) an initial 1/3 shall vest on the first trading date after the shares of the Company’s common stock have traded at a price equal to or greater than ten dollars per share for twenty consecutive trading days or as provided in the provisions of the second succeeding paragraph below; (2) an additional one-third (1/3rd) of the MSUs shall vest on the first trading date after shares of the Company’s common stock have traded at a price equal to or greater than twelve dollars per share for twenty (20) consecutive trading days; and (3) the remaining MSUs shall vest on the first trading date after the shares of the Company’s common stock have traded at a price equal to or greater than fourteen dollars per share for twenty (20) consecutive trading days. Any MSUs that have not vested on or before the fourth anniversary of the grant date are immediately forfeited. Vesting occurs upon the attainment of (1) the stock price appreciation criteria noted above and (2) one year of participant service from grant date.

OPTION EXERCISES AND STOCK VESTED
The following table provides information on the value of stock options that were exercised and stock awards that vested during the fiscal year ended September 30, 2025, for each of our named executive officers:
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise $	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Shahram Askarpour	—	—	35,006	293,295
Jeffrey DiGiovanni	—	—	21,649	205,875

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Dr. Askarpour’s amended and restated employment agreement provides that if his employment is terminated by the Company without “cause” or by Dr. Askarpour for “good reason,” then, subject to his execution and non-revocation of a release of claims in favor of the Company, the Company will continue to pay Dr. Askarpour his base salary at the rate then in effect for a period of twelve (12) months following his termination date, during which period the Company will also pay Dr. Askarpour’s COBRA premiums. If Dr. Askarpour’s employment were terminated by the Company without “cause” or for “good reason”, other than a change in control, on September 30, 2025, the total amounts payable to Dr. Askarpour would have been $525,000. For purposes of Dr. Askarpour’s employment agreement, “cause” generally means (a) the commission by or conviction of Dr. Askarpour, or plea of guilty or nolo contendere to, a felony or any crime involving dishonesty, disloyalty, or moral turpitude; (b) Dr. Askarpour’s willful misconduct or willful failure substantially to perform the duties of his position or his willful refusal to comply with the lawful directives of the Board; (c) a breach by Dr. Askarpour of his employment agreement or any written policies of the Company applicable to Dr. Askarpour; (d) any act or omission by Dr. Askarpour constituting dishonesty, fraud or embezzlement, or an intentional violation of Dr. Askarpour’s duty of loyalty to the Company under law; (e) Dr. Askarpour’s gross negligence in the performance of his duties; or (f) Dr. Askarpour’s poor job performance or other improper conduct not otherwise described above, except that cause shall not exist based solely on clauses (e) or (f), unless the Company has given Dr. Askarpour written notice of its intent to terminate his employment for cause, and allowed Dr. Askarpour thirty (30) days to cure such alleged poor job performance or other improper conduct. For purposes of Dr. Askarpour’s employment agreement, “good reason” generally means (a) a material reduction of Dr. Askarpour’s duties, responsibilities or authority; (b) a reduction of Dr. Askarpour’s base salary; (c) failure or refusal of a successor to the Company to either materially assume the Company’s obligations under Dr. Askarpour’s employment agreement or enter into a new employment agreement with Dr. Askarpour on terms that are materially similar to those provided under his employment agreement, in any case, in the event of a “change in control”; (d) a relocation of Dr. Askarpour’s primary work location that results in an increase in his one-way commute by more than twenty-five (25) miles; or (e) a material breach of Dr. Askarpour’s employment agreement by the Company. See the section titled “Compensation Discussion and Analysis” for additional information.
Mr. DiGiovanni’s offer letter provided that if his employment is terminated by the Company without “cause,” then, subject to his execution and non-revocation of a release of claims in favor of the Company, the Company would continue to pay Mr. DiGiovanni his base salary at the rate then in effect for a period of six (6) months following his termination date in addition to a pro-rata bonus for the year of termination based on the actual bonus he would have been paid absent such termination. If Mr. DiGiovanni’s employment were terminated by the Company without “cause”, other than a change in control, on September 30, 2025, the total amounts payable to Mr. DiGiovanni would have been $175,000. For purposes of Mr. DiGiovanni’s offer letter, “cause” generally means (a) the indictment or conviction of Mr. DiGiovanni, or plea of guilty or nolo contendere to, a felony or any crime involving moral turpitude or dishonesty; (b) Mr. DiGiovanni’s intentional action or an act of fraud, dishonesty or theft affecting the property, reputation, or business of the Company or its affiliates; (c) Mr. DiGiovanni’s willful and persistent neglect of his duties and responsibilities; (d) Mr. DiGiovanni’s failure or refusal to carry out the lawful directives of the Board; (e) Mr. DiGiovanni’s diverting any business opportunity of the Company or its affiliates for his own personal gain; (f) Mr. DiGiovanni’s omission of or misrepresentation of a significant fact on his employment application or resume; or (g) Mr. DiGiovanni misuse of alcohol or drugs affecting his work performance. See the section titled “Compensation Discussion and Analysis” for additional information.
Pursuant to the Change in Control Agreement with Mr. DiGiovanni effective June 20, 2024, in the event Mr. DiGiovanni is terminated (i) by the Company without Cause, or (ii) by Mr. DiGiovanni for Good Reason during the period beginning six (6) months prior to and ending two (2) years following a Change in Control of the Company (the terms “Cause,” “Change in Control” and “Good Reason” are defined in the Change in Control Agreements), Mr. DiGiovanni will be entitled to receive an amount equal to two (2) times the sum of (A) his base salary in effect immediately prior to the Change in Control, and (B) the maximum annual cash bonus and/or other incentive compensation opportunity available to Mr. DiGiovanni (as determined by the Board in its sole discretion). The Change in Control benefit will be paid in one lump sum on the 60th day following termination of employment, provided that the executive has executed and delivered a release of claims and the statutory period during which he or she may revoke that release has expired on or before that 60th day. Upon such termination, (x) all unvested equity awards held by Mr. DiGiovanni will immediately become vested and exercisable, (y) any options held by Mr. DiGiovanni at the time of such termination will continue to be exercisable until the earlier of two (2) years following the date of such termination and the option’s original expiration date, and (z) the Company will provide Mr. DiGiovanni with health (medical, dental and vision) and disability coverage substantially comparable to the coverage Mr. DiGiovanni was receiving from the Company immediately prior to the Change in Control for a period of eighteen (18) months following such termination.
Pursuant to a June 1, 2022 offer letter agreement with former Chief Financial Officer, Michael Linacre, if Mr. Linacre’s employment was terminated without “cause,” then, subject to Mr. Linacre’s execution and non-revocation of a release of claims in favor of the Company, the Company would continue to pay Mr. Linacre his base salary at the rate then in effect for a period of six (6) months following his termination date in addition to a pro-rata bonus for the year of termination based on the actual bonus he would have been paid absent such termination. The offer letter contained covenants restricting Mr. Linacre’s ability to compete with the Company or solicit its employees, other service providers, or current, former, or prospective customers for twelve (12) months after the cessation of Mr. Linacre’s employment. The offer letter also contained standard confidentiality, assignment of invention, and non-disparagement provisions.
On November 8, 2023, Mr. Linacre resigned from all of his positions with the Company. In connection with his resignation, Mr. Linacre received continued salary compensation in the amount of $62,500.
On November 9, 2023, the Company entered into an offer letter (the “Offer Letter”) with Mr. Winand with respect to his employment as the Company’s Interim Chief Financial Officer. Pursuant to the Offer Letter, Mr. Winand received an annual base salary of $250,000 and was eligible to participate in the Company’s benefit plans and programs generally available to employees of the Company, including retirement and health and welfare plans. Mr. Winand’s Offer Letter contained no termination or change in control provisions. Subsequent to Mr. Winand’s employment termination as Interim Chief Financial Officer, Mr. Winand received continued salary compensation in an amount of $165,000, which includes a one-time discretionary bonus of $125,000.
The Company’s Compensation Committee has the authority to accelerate the vesting of Company stock options granted to named executive officers under the 2019 Plan upon a change in control of the Company. See the section titled “Compensation Discussion and Analysis” for additional information.
PAY VERSUS PERFORMANCE
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and as a “smaller reporting company” as defined by the Regulation S-K, we provide the following disclosure regarding executive compensation and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the fiscal years shown.
PAY VERSUS PERFORMANCE
Fiscal Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)(3)	Value of Initial Fixed $100 Investment Based on TSR(4)	Net Income ($MM)
2025	$2,506,043	$3,538,403	$881,733	$1,458,180	$144.73	$15.63
2024	$2,972,189	$2,649,877	$492,676	$404,050	$92.88	$7.00
2023	$2,439,408	$2,394,368	$676,259	$661,802	$108.26	$6.02

(1)
The Principal Executive Officer (“PEO”) in fiscal 2023, fiscal 2024 and fiscal 2025 is Shahram Askarpour. The Non-PEO NEOs for whom the average compensation is presented in this table for fiscal 2025 is Mr. Jeffrey DiGiovanni. The Non-PEO NEOs for whom the average compensation is presented in this table for fiscal 2024 is Mr. Jeffrey DiGiovanni, Mr. Michael Linacre and Mr. Relland Winand. The Non-PEO NEOs for whom the average compensation is presented in this table for fiscal 2023 is Michael Linacre.
(2)
The amounts shown as Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually realized or received by the Company’s NEOs. These amounts reflect total compensation as set forth in the Summary Compensation Table for each year, adjusted as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions for the PEO and NEOs set forth below. Amounts excluded, which are set forth in the Exclusion of Stock Awards columns below, represent the Stock Awards amounts from the applicable Summary Compensation Table. Amounts included in the Inclusion of Equity Values column below are the aggregate of the following components, as applicable: the fair value as of the end of the fiscal year of unvested equity awards granted in that year; the change in fair value during the year of equity awards granted in prior years that remained outstanding and unvested at the end of the year; and the change in fair value during the year through the vesting date of equity awards granted in prior years that vested during that year, less the fair value at the end of the prior year of awards granted prior to the year that failed to meet applicable vesting conditions during the year. Equity values are calculated in accordance with FASB ASC Topic 718.

(4)
Dollar values assume $100 was invested in the Company for the cumulative periods from September 30, 2022 to September 30, 2025 for fiscal 2025, Dollar values assume $100 was invested in the Company for the cumulative periods from September 30, 2021 to September 30, 2024 for fiscal 2024, and from September 30, 2021 to September 30,2023 for fiscal 2023 respectively and assumes reinvestment of the pre-tax value of dividends paid. Historical stock performance is not necessarily indicative of future stock performance.

ADJUSTMENTS MADE TO DETERMINE COMPENSATION ACTUALLY PAID
		FY 2025	FY 2024	FY 2023
Summary Compensation Table Total	PEO	$2,506,043	2,972,189	2,439,408
	Average Non-PEO NEOs	$881,733	492,676	676,259
Deduction for amounts reported under the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table	PEO	$1,216,293	879,018	1,671,000
	Average Non-PEO NEOs	$267,483	233,331	161,258
Fair value as of the end of the covered year of awards granted during year that remain unvested as of year-end	PEO	$1,790,449	505,456	689,560
	Average Non-PEO NEOs	$314,450	140,203	154,923
Increase/Deduction for change in fair value from prior year-end to current year-end of awards granted prior to that year that were outstanding and unvested as of year-end	PEO	$361,711	—	—
	Average Non-PEO NEOs	$464,756	—	(6,092)
Increase for fair value as of the vesting dates for awards granted during year that vest during the year	PEO	$—	51,250	936,400
	Average Non-PEO NEOs	$—	5,751	—
Increase/Deduction for change in fair value from prior year-end to vesting date of awards granted prior to that year that vested during year	PEO	$96,493	—	—
	Average Non-PEO NEOs	$64,724	(44)	(2,030)
Deduction for fair value of awards granted prior to year that were forfeited during year	PEO	$—	—	—
	Average Non-PEO NEOs	$—	(1,205)	—
Compensation Actually Paid	PEO	$3,538,403	2,649,877	2,394,368
	Average Non-PEO NEOs	$1,458,180	404,050	661,802
Description of Relationship Between NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and the Company’s cumulative TSR over the fiscal three-year period from fiscal 2023 through fiscal 2025.

Description of Relationship Between NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our net income during the three-year period from fiscal 2023 through fiscal 2025.

Compensation Actually Paid versus Net Income
4,000,000
3,500,000
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
-
$18.00
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
2023
2024
2025
PEO
AVERAGE NEO
Net Income

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information about Company common stock that may be issued upon the exercise of options and pursuant to other awards under all of the Company’s existing equity compensation plans and arrangements as of September 30, 2024, including the 2019 Plan.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	361,613	$7.97	1,426,916
Equity compensation plans not approved by security holders	—	—	—
Total	361,613	$7.97	1,426,916
In the fiscal years ended September 30, 2024, 2023 and 2022, awards were granted to the Company’s non-employee directors under the Company’s then-existing equity compensation plans and arrangements with respect to 43,986, 36,182 and 19,047 shares, respectively.
2019 Stock-Based Incentive Compensation Plan
The 2019 Plan was approved by the Company’s shareholders at the Company’s Annual Meeting of Shareholders held on April 2, 2019. The 2019 Plan authorizes the grant of stock appreciation rights, restricted stock, options and other equity-based awards. Options granted under the 2019 Plan may be either “incentive stock options” as defined in Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or nonqualified stock options, as determined by the Compensation Committee.
Subject to an adjustment necessary upon a stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution, or similar corporate transaction or event, the maximum number of shares of common stock available for awards under the 2019 Plan is 750,000, plus 139,691 shares of common stock that were authorized but unissued under the Company’s 2019 Stock-Based Incentive Compensation Plan as of the effective date of the 2019 Plan (i.e., April 2, 2019), all of which may permitted to be issued pursuant to awards of incentive stock options. On April 18, 2024, the Company amended the 2019 Stock-Based Incentive Compensation Plan to include an additional 1,950,000 authorized shares available for issuance. As of September 30, 2025, there were 1,375,682 shares of common stock available for awards under the 2019 Plan.
If any award is forfeited, terminates or otherwise is settled for any reason without an actual distribution of shares to the participant, the related shares of common stock subject to such award will again be available for future grant. Any shares tendered by a participant in payment of the exercise price of an option or the tax liability with respect to an award (including, in any case, shares withheld from any such award) will not be available for future grant under the 2019 Plan. If there is any change in the Company’s corporate capitalization, the Compensation Committee must proportionately and equitably adjust the number and kind of shares of common stock which may be issued in connection with future awards, the number and kind of shares of common stock covered by awards then outstanding under the 2019 Plan, the aggregate number and kind of shares of common stock available under the 2019 Plan, any applicable individual limits on the number of shares of common stock available for awards under the 2019 Plan, the exercise or grant price of any award, or if deemed appropriate, make provision for a cash payment with respect to any outstanding award. In addition, the Compensation Committee may make adjustments in the terms and conditions of any awards, including any performance goals, in recognition of unusual or non-recurring events affecting the Company or any subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

The 2019 Plan will terminate on April 2, 2029, unless earlier terminated by the Board. Termination will not affect the outstanding awards at the time of termination. The Board may amend, alter, suspend, discontinue, or terminate the 2019 Plan without shareholder approval, provided that shareholder approval is required for any amendment which (i) would increase the number of shares subject to the 2019 Plan; (ii) would decrease the price at which awards may be granted; or (iii) would require shareholder approval by law, regulation, or the rules of any stock exchange or automated quotation system.

SHAREHOLDER PROPOSALS
Shareholders wishing to submit proposals for inclusion in the proxy statement for the 2026 annual meeting of shareholders must submit such proposals to the Company at 720 Pennsylvania Drive, Exton, PA 19341, Attention: Shahram Askarpour. In order for the proposal to be included in the proxy statement for the 2027 annual meeting of shareholders, the shareholder submitting the proposal must meet certain eligibility standards and comply with the procedures established by the SEC as set forth in Rule 14a-8 of the Exchange Act.
The Company’s Amended and Restated Bylaws provide that a shareholder proposal (including a shareholder nomination of a director) must meet certain predetermined requirements in order to be considered at an annual meeting of shareholders. In order to be considered timely, a shareholder’s proposal must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 120 days nor more than 150 days prior to the first anniversary of the date that the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of shareholders. However, in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, proposals must be received not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. The notice to the President must set forth certain information as specified in the Company’s Amended and Restated Bylaws. In order to be included in the Company’s 2027 Annual Meeting proxy statement any shareholder proposal or director nomination must be received at the address listed above by December 17, 2026, but not before November 17, 2026, which is 120 days and 150 days, respectively, prior to the anniversary date of the release of this Proxy Statement.
Pursuant to Rule 14a-4(c)(1), as amended, under the Exchange Act, which governs a company’s use of discretionary proxy voting authority for a shareholder proposal which the shareholder has not sought to include in the proxy statement, if a proponent of a proposal fails to notify a company at least 45 days prior to the month and day of mailing of the prior year’s proxy statement (or any date specified in an advance notice provision), then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. With respect to the Company’s 2026 Annual Meeting of Shareholders, if the Company does not receive notice of a shareholder proposal, which the shareholder has not previously sought to include in the proxy statement, by January 19, 2027, the management proxies will be allowed to use their discretionary authority.
As of the date of this Proxy Statement, the Board knows of no other business which may properly be and is likely to be brought before the Annual Meeting. If a shareholder proposal that was excluded from this Proxy Statement in accordance with Rule 14a-8 of the Exchange Act or the Company’s Amended and Restated Bylaws is properly brought before the Annual Meeting, it is intended that the proxy holders will use their discretionary authority to vote the proxies against said proposal. If any other matters should arise at the Annual Meeting, shares of common stock represented by proxies will be voted at the discretion of the proxy holders.
This Proxy Statement contains certain references to the Company’s website, www.innovative-ss.com. None of the information on the Company’s website is incorporated by reference in this Proxy Statement.
By Order of the Board of Directors
/s/ Shahram Askarpour

President and Chief Executive Officer
March 13, 2026

INNOVATIVE SOLUTIONS AND SUPPORT, INC.
720 Pennsylvania Drive
Exton, Pennsylvania 19341
610-646-9800
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
APRIL 16, 2026 ANNUAL MEETING OF SHAREHOLDERS
The undersigned hereby appoints Mr. Shahram Askarpour and Jeffrey DiGiovanni and either of them as proxies, each with power of substitution, and hereby authorizes them to represent the undersigned and to vote, as designated on the reverse side, all the shares of Common Stock held of record by the undersigned on January 26, 2026 at the Annual Meeting of Shareholders of Innovative Solutions and Support, Inc., to be held on April 16, 2026, at the Company’s corporate offices, 720 Pennsylvania Drive, Exton, Pennsylvania, beginning at 10:00 a.m. local time, or at any adjournment or postponement thereof, upon the matters set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE AS TO ANY PARTICULAR ITEM, THIS PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES LISTED IN PROPOSAL NO. 1, IN FAVOR OF PROPOSAL NO. 2, FOR THREE YEARS IN PROPOSAL NO. 3 AND IN FAVOR OF PROPOSAL NO. 4,
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Please mark your votes as in this example.

1.
Election of each of the Dr. Shahram Askarpour, Messrs. Roger A. Carolin, Glen R. Bressner, Stephen L. Belland, Garry Dean, Richard A. Silfen and Ms. Denise L. Devine as directors of the Company for a term of one year:

Shahram Askarpour	☐ FOR NOMINEE	☐ WITHHOLD AUTHORITY
Stephen L. Belland	☐ FOR NOMINEE	☐ WITHHOLD AUTHORITY
Glen R. Bressner	☐ FOR NOMINEE	☐ WITHHOLD AUTHORITY
Roger A. Carolin	☐ FOR NOMINEE	☐ WITHHOLD AUTHORITY
Garry Dean	☐ FOR NOMINEE	☐ WITHHOLD AUTHORITY
Denise L. Devine	☐ FOR NOMINEE	☐ WITHHOLD AUTHORITY
Richard A. Silfen	☐ FOR NOMINEE	☐ WITHHOLD AUTHORITY

2.
Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2025:

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.
Advisory vote on the frequency of the say-on-pay vote with respect to compensation of the Company’s named executive officers:

☐ THREE YEARS	☐ TWO YEARS	☐ ONE YEAR

4.
Advisory vote on named executive officer compensation as disclosed in the Proxy Statement:

☐ FOR	☐ AGAINST	☐ ABSTAIN
PLEASE SIGN, DATE AND RETURN THIS PROXY IMMEDIATELY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

INNOVATIVE SOLUTIONS AND SUPPORT, INC.
720 Pennsylvania Drive
Exton, Pennsylvania 19341
610-646-9800
In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED IN PROPOSAL NO. 1, “FOR” PROPOSAL NO. 2, “FOR” THREE YEARS WITH RESPECT TO PROPOSAL NO. 3 AND “FOR” PROPOSAL NO. 4.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ABOVE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES LISTED IN PROPOSAL NO. 1, IN FAVOR OF PROPOSAL NO. 2, FOR THREE YEARS ON PROPOSAL NO. 3 AND IN FAVOR OF PROPOSAL NO. 4
Attendance of the undersigned at the meeting, or at any adjournment or postponement thereof, will not be deemed to revoke this proxy, unless the undersigned shall affirmatively indicate at such meeting or session the intention of the undersigned to vote said share(s) in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial, or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity, as well as individually.
PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
Date:

SIGNATURE
Date:

SIGNATURE (if jointly owned)
Note: Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator, or other fiduciary, please give your full title as such. Joint owners should each sign personally. When signing as a corporation or a partnership, please sign in the name of the entity by an authorized person.
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Please check this box if you plan to attend the meeting.